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                                                                   EXHIBIT 2(a)

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of July 31, 1996 (this "Agreement"), by and among SCANFORMS, INC., a Delaware corporation (the "Company"), BIG FLOWER PRESS HOLDINGS, INC., a Delaware corporation ("Buyer"), and SCANFORMS ACQUISITION CORP., a Delaware corporation and a wholly owned, indirect subsidiary of Buyer ("Merger Subsidiary").

    WHEREAS, the respective Boards of Directors of Buyer, Merger Subsidiary and the Company have determined that it is fair to and in the best interests of their respective stockholders to consummate the acquisition of the Company by Buyer upon the terms and subject to the conditions set forth herein; and

    WHEREAS, the respective Boards of Directors of the Company, Buyer and Merger Subsidiary have approved and declared advisable this Agreement and the merger of Merger Subsidiary with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each of the issued and outstanding shares of common stock, par value $.01 per share, of the Company (the "Shares"), will be converted into shares of common stock, par value $.01 per share, of Buyer ("Buyer Common Stock") and Buyer has caused its wholly owned subsidiary, Webcraft Technologies, Inc., a Delaware corporation ("WTI"), as the sole stockholder of Merger Subsidiary, to approve this Agreement and the Merger; and

    WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling-of-interests; and

    WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.1 THE MERGER. (a) Upon the terms and subject to the conditions of this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.1(b) hereof), Merger Subsidiary shall be merged (the "Merger") with and into the Company, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation") in the Merger and shall continue to be governed by the laws of the State of Delaware.

    (b) Subject to the fulfillment of the conditions of this Agreement, on the Closing Date (as defined in Section 2.1 hereof) the Surviving Corporation will cause a certificate of merger (the "Certificate of Merger") with respect to the Merger to be executed and filed with the Secretary of State of the State of Delaware (the "Secretary of State") as provided in the DGCL. The Merger shall become effective at the time the Certificate of Merger is duly filed with the Secretary of State or at such other time as is agreed between the parties and specified in the Certificate of Merger, and such time is herein referred to as the "Effective Time."

    (c) The Merger shall have the effects set forth in Section 259 of DGCL and from and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities, liabilities and duties of the Company and Merger Subsidiary.

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    SECTION 1.2  EFFECT ON SHARES.  At the Effective Time:

        (a) CONVERSION OF SHARES; MERGER CONSIDERATION. Subject to the provisions of Section 1.5 and Section 1.7 hereof, each Share issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined in Section 1.11 hereof), Shares held by the Company as treasury stock or owned by Buyer, Merger Subsidiary or any other Subsidiary (as defined in Section 4.6) of Buyer) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive that fraction of a share (rounded to the nearest ten-thousandth of a share) of duly authorized, validly issued, fully paid and nonassessable shares of Buyer Common Stock (the "Merger Consideration")(such applicable number of shares of Buyer Common Stock being hereinafter referred to as the "Conversion Number"), equal to the quotient obtained by dividing (x) $5.75 by (y) the Average Stock Price (as hereinafter defined); PROVIDED, HOWEVER, that if the Average Stock Price is $13.00 or less, the Conversion Number shall be .4423 or if the Average Stock Price is $15.00 or more, the Conversion Number shall be .3833. The "Average Stock Price" shall mean the average closing price per share of Buyer Common Stock on the New York Stock Exchange (the "NYSE") as reported on the NYSE Composite Tape during the ten consecutive trading day period (the "Measurement Period") ending with (and including) the third trading day prior to the Company Stockholder Meeting (as defined in Section 6.2 hereof).

        (b) CANCELLATION OF SHARES. Each Share held by the Company as treasury stock or owned by Buyer, Merger Subsidiary or any other Subsidiary of Buyer immediately prior to the Effective Time shall automatically be canceled and retired and cease to exist, and no payment shall be made with respect thereto. All Shares to be converted into Buyer Common Stock pursuant to this
    Section 1.2 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and retired and cease to exist; and each holder of a certificate representing prior to the Effective Time any such Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive (i) certificates representing shares of Buyer Common Stock into which such Shares have been converted, (ii) any dividends and other distributions (without interest) in accordance with Section 1.4 hereof and (iii) any cash (without interest), to be paid in lieu of any fractional share of Buyer Common Stock in accordance with Section 1.5 hereof.

        (c) CAPITAL STOCK OF MERGER SUBSIDIARY. Each share of common stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $0.01, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

    SECTION 1.3 EXCHANGE OF CERTIFICATES. (a) Prior to the Effective Time, Buyer shall appoint Bank of New York to act as exchange agent hereunder (the "Exchange Agent"). At the Effective Time, Buyer shall deposit with the Exchange Agent, certificates (the "Buyer Certificates") representing the number of shares of Buyer Common Stock required to be issued pursuant to Section 1.2(a) in exchange for the outstanding Shares (together with cash as required to (i) pay any dividends or distributions with respect thereto in accordance with Section
1.4 hereof and (ii) make payments in lieu of fractional shares of Buyer Common Stock pursuant to Section 1.5 hereof, being hereinafter referred to as the "Exchange Fund").

    (b) Promptly after the Effective Time, Buyer shall cause the Exchange Agent to mail or deliver to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Share Certificates") (i) a letter of transmittal (which shall specify, among other things, that delivery shall be effected, and risk of loss and title to the Share Certificates shall pass, only upon actual delivery thereof to the Exchange Agent) and (ii) instructions

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for use in effecting the surrender of the Share Certificates in exchange for the property described in the next sentence. Upon surrender for cancellation to the Exchange Agent of Share Certificate(s) held by any record holder of a Share Certificate, together with such letter of transmittal duly executed, such holder shall be entitled to receive in exchange therefor (x) a Buyer Certificate representing the number of whole shares of Buyer Common Stock into which the Shares represented by the surrendered Share Certificate(s) shall have been converted at the Effective Time pursuant to this Article I, (y) cash in lieu of any fractional share of Buyer Common Stock (without interest) in accordance with
Section 1.5 hereof and (z) certain dividends and other distributions (without interest) in accordance with Section 1.4 hereof; and the Share Certificate(s) so surrendered shall forthwith be cancelled.

    (c) Subject to the provisions of Section 1.4 and Section 1.5 hereof, each Share Certificate which immediately prior to the Effective Time represented Shares to be converted in the Merger shall, from and after the Effective Time until surrendered in exchange for Buyer Certificate(s) in accordance with this
Section 1.3, be deemed for all purposes to represent only the ownership of the number of whole shares of Buyer Common Stock into which such Shares shall have been so converted, the right to receive cash in lieu of fractional share interests pursuant to Section 1.5 hereof and the right to receive certain dividends and other distributions pursuant to Section 1.4 hereof.

    SECTION 1.4 DIVIDENDS; TRANSFER TAXES. No dividends or other distributions that are declared on or after the Effective Time on Buyer Common Stock, or are payable to the holders of record thereof who became such on or after the Effective Time, shall be paid to any Person (as defined below in this Section 1.4) entitled by reason of the Merger to receive Buyer Certificates representing Buyer Common Stock, and no cash payment in lieu of any fractional share of Buyer Common Stock shall be paid to any such Person pursuant to Section 1.5 hereof, until such Person shall have surrendered such Person's Share Certificate(s) as provided in Section 1.3 hereof. Subject to applicable law, there shall be paid to each Person receiving a Buyer Certificate representing shares of Buyer Common
Stock: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Buyer Common Stock represented by such Buyer Certificate and having a record date on or after the Effective Time and a payment date prior to such surrender, and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Buyer Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender. In no event shall the Person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. Buyer shall make available to the Exchange Agent the cash necessary for this purpose at the later of (i) the Effective Time or (ii) the appropriate payment date with respect to the applicable dividend or distribution. If any cash or Buyer Certificate representing shares of Buyer Common Stock is to be paid to or issued in a name other than that in which the Share Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Share Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of such Buyer Certificate and the distribution of such cash payment in a name other than that of the registered holder of the Share Certificate so surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

    SECTION 1.5 NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Share Certificates pursuant to this Article I; no dividend or other distribution by Buyer and no stock split, combination or reclassification shall relate to any such fractional share; and no such fractional share shall entitle the

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record or beneficial owner thereof to vote or to any other rights of a stockholder of Buyer. In lieu of any such fractional share, each holder of Shares who would otherwise have been entitled thereto upon the surrender of Share Certificate(s) for exchange pursuant to this Article I will be paid an amount in cash (without interest) rounded to the nearest whole cent, determined by multiplying (i) the Average Stock Price by (ii) the fractional share to which such holder would otherwise be entitled. Buyer shall make available to the Exchange Agent the cash necessary for this purpose at the Effective Time.

    SECTION 1.6 RETURN OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the former holders of the Shares for nine months after the Effective Time shall be delivered to Buyer, upon its request, and any such former holders who have not theretofore surrendered to the Exchange Agent their Share Certificate(s) in compliance with this Article I shall thereafter look only to Buyer for payment of their claim for shares of Buyer Common Stock, any cash in lieu of fractional shares (without interest) of Buyer Common Stock and any dividends or distributions (without interest) with respect to such shares of Buyer Common Stock. Neither Buyer nor the Company shall be liable to any former holder of Shares for any such shares of Buyer Common Stock held in the Exchange Fund (and any cash, dividends and distributions payable in respect thereof), or cash in lieu of fractional share interests which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    SECTION 1.7 ADJUSTMENT OF CONVERSION NUMBER. In the event of any stock split, combination, reclassification or stock dividend with respect to Buyer Common Stock, any change or conversion of Buyer Common Stock into other securities or any other dividend or distribution with respect to Buyer Common Stock (other than quarterly cash dividends issued in the ordinary course consistent with past practice), including, without limitation, any distribution by Buyer of shares of capital stock of any of its Affiliates (as defined in Article XI), or if a record date with respect to any of the foregoing should occur, prior to the Effective Time, appropriate adjustments shall be made to the Conversion Number, and thereafter all references in this Agreement to the Conversion Number shall be deemed to be the Conversion Number as so adjusted.

    SECTION 1.8 NO FURTHER OWNERSHIP RIGHTS IN SHARES. All certificates representing shares of Buyer Common Stock delivered upon the surrender for exchange of any Share Certificate in accordance with the terms hereof (together with any cash paid pursuant to Section 1.4 or Section 1.5 hereof) shall be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to the Shares previously represented by such Share Certificate.

    SECTION 1.9 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and no transfer of Shares on the stock transfer books of the Surviving Corporation shall thereafter be made. Subject to the last sentence of Section 1.6 hereof, if after the Effective Time, Share Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article I.

    SECTION 1.10 STOCK OPTIONS. At or immediately prior to the Effective Time, each then outstanding stock option (an "Option") to purchase Shares granted under the Company's 1992 Stock Option Plan (the "Stock Option Plan"), whether or not then vested or exercisable, shall become and represent an option (a "Substitute Option") to purchase the number of shares of Buyer Common Stock (rounded down to the nearest whole share) determined by multiplying the number of Shares subject to such Option immediately prior to the Effective Time by the Conversion Number, at an exercise price per share of Buyer Common Stock (rounded up to the nearest whole cent) equal to the exercise price per Share of such Option immediately prior to the Effective Time divided by the Conversion Number. After the Effective Time, subject to any adjustment necessary to conform the Substitute Options to the requirements of Section 424 (a) of the Code, each Substitute Option shall be exercisable upon substantially the same terms and conditions as were applicable to the related Option immediately prior to the Effective Time, and, at or prior to the Effective Time, Buyer shall take all

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corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Substitute Options. If and to the extent required by, or deemed necessary or desirable under, the terms of the Stock Option Plan and stock option agreements relating to the Options, prior to the Effective Time, the Company shall use its reasonable efforts to obtain the written consent of each Option holder, in form reasonably satisfactory to Buyer, to the foregoing treatment of such Options.

    SECTION 1.11  DISSENTING SHARES.

        (a) NOT ENTITLED TO MERGER CONSIDERATION. Any Share outstanding immediately prior to the Effective Time held by a holder, if any, who is entitled to demand, and who properly demands, appraisal for such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration unless such holder fails to perfect or otherwise loses such holder's right to appraisal, if any. Holders of Dissenting Shares will be entitled only to the rights of a dissenting stockholder under Section 262 of the DGCL, and such Shares will be cancelled and retired and will cease to exist.

        (b) TERMINATION OF RIGHTS AS DISSENTING STOCKHOLDER. If, after the Effective Time, any holder who has made a demand for dissenters' rights under Section 262 of the DGCL fails to perfect or loses such right or such rights are terminated for any reason other than the purchase by the Company of the Shares subject to the demand, such Shares shall be treated as if they had been converted, as of the Effective Time, into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the Share Certificates representing the Shares.

        (c) NOTICE OF DEMANDS; PAYMENTS. The Company shall give prompt notice to Buyer of any demands received by the Company for appraisal of Shares, and Buyer shall have the right to participate in and, after the Effective Time, direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Buyer, make any payment with respect to, or settle or offer to settle, any such demands, but, in any event, all payments made with respect to demands for appraisal or settlement thereof shall be made solely by the Company and, following the Merger, the Surviving Corporation.

                                   ARTICLE II
                                    CLOSING

    SECTION 2.1 CLOSING. The closing of the Merger and the other transactions referred to in this Agreement (the "Closing") will take place as soon as practicable after the Company Stockholder Meeting, which shall be no later than the first business day after satisfaction or waiver of all of the conditions set forth in Article IX hereof (the "Closing Date"), at a time specified by the parties, at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022 unless another time, date or place is agreed to in writing by the parties hereto.

    SECTION 2.2 DELIVERIES BY THE COMPANY. At the Closing, the Company will deliver or cause to be delivered to Buyer and Merger Subsidiary, unless previously delivered, the following:

    (a) an officer's certificate, signed by the President of the Company, dated the Closing Date, relating to the accuracy of representations and warranties of the Company and the performance of agreements and covenants by the Company referred to in Section 9.3(iii) hereof.

    (b) an officer's certificate, signed by the President or Treasurer of the Company, relating to:

        (i) the requisite approval of this Agreement by the Company's stockholders, referred to in Section 9.1(i) hereof;

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        (ii) the absence of a Material Adverse Effect (as defined in Section 4.1 hereof) and the other matters referred to in Section 9.3(iv) hereof;

        (iii) the financial conditions referred to in Section 9.3(vi) hereof;
    and

        (iv) the perfection of appraisal rights referred to in Section 9.3(vii) hereof.

    (c) the opinion of counsel to the Company referred to in Section 9.3(xii) hereof.

    (d) a certificate of the Secretary of the Company certifying as to (i) true and complete copies attached thereto of the certificate of incorporation of the Company (the "Company Certificate of Incorporation"), the by-laws of the Company (the "Company By-laws"), and the resolutions adopted by the Board of Directors and the stockholders of the Company as to the approval of the Merger and this Agreement and (ii) the incumbency of certain officers of the Company who executed this Agreement and other documents in connection with the Merger and the transactions contemplated hereby.

    (e) certificates of good standing and payment of taxes by the Company from its state of incorporation and each jurisdiction in which it is qualified to do business.

    (f) the written agreements from each Company Rule 145 Affiliate as defined and referred to in Section 8.11(a) hereof.

    (g) the review letter referred to in Section 8.12(a) hereof.

    (h) the consents and/or approvals referred to in Section 9.3(viii) hereof.

    (i) the consents, if any, referred to in Section 1.10 above.

    (j) pay-off letters for all outstanding Indebtedness (as defined in Article XI hereof) of the Company.

    (k) such other documents required to be delivered by the Company at or prior to the Closing pursuant to this Agreement or in connection herewith.

    SECTION 2.3 DELIVERIES BY BUYER. At the Closing, Buyer will deliver, or cause to be delivered to the Company, unless previously delivered, the following:

    (a) an officer's certificate signed by the Chief Executive Officer or Chief Operating Officer of Buyer, dated the Closing Date, as to the accuracy of the representations and warranties of Buyer and Merger Subsidiary and the performance of agreements and covenants by the Company and Merger Subsidiary referred to in Section 9.2(iii) hereof.

    (b) the opinion of counsel to Buyer referred to in Section 9.2(vi) hereof.

    (c) a certificate of the Secretary of the Company as to (i) true and complete copies being attached thereto of the certificate of incorporation of Buyer and of Merger Subsidiary, the by-laws of Buyer and of Merger Subsidiary and the resolutions adopted by the Board of Directors of Buyer, WTI, as the sole stockholder of Merger Subsidiary, and Merger Subsidiary as to the approval of the Merger and this Agreement and (ii) the incumbency of certain officers of Buyer and Merger Subsidiary who executed this Agreement and other documents in connection with the Merger and the transactions contemplated hereby.

    (d) a certificate of good standing for Buyer and Merger Subsidiary from the Secretary of State of the State of Delaware.

    (e) the written agreements from each Buyer Rule 145 Affiliate as defined and referred to in Section 8.11(c) hereof.

    (f) the review letter referred to in Section 8.12(b) hereof.

    (g) such other documents required to be delivered by Buyer or Merger Subsidiary at or prior to the Closing pursuant to this Agreement or in connection herewith.

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    SECTION 2.4  OTHER DELIVERIES AND ACTIONS AT CLOSING.  At the Closing, the
following other deliveries and actions will be made or taken by the following Persons, if not previously made or taken:

    (a) (i) the Samans Employment Agreement referred to in Section 8.4 hereof will be entered into by the Company and Mr. Robert Samans, President of the Company ("Samans"), (ii) the Employment Agreements referred to in Section 8.4 hereof will be entered into by the Company and the other individuals identified pursuant to Section 8.4 hereof, (iii) the Non-Competition Agreement referred to in Section 8.4 hereof will be entered into by Buyer and Samans, and (iv) Buyer will deliver to Samans the Buyer Promissory Note referred to in Section 8.4 hereof.

    (b) the tax opinion referred to in Section 9.2(iv) hereof will be delivered to the Company, with a copy to Buyer.

    (c) the letter regarding pooling referred to in Section 9.3(ix) hereof will be delivered to Buyer, with a copy to the Company.

    (d) Samans will execute the Amended Samans Promissory Note referred to in
Section 8.5 hereof and deliver such note to the Company.

                                  ARTICLE III
                           THE SURVIVING CORPORATION

    SECTION 3.1 CERTIFICATE OF INCORPORATION. The certificate of incorporation of Merger Subsidiary in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law, except that Article First shall be amended in its entirety to read as follows: "The name of the corporation shall be "Scanforms, Inc." (the "Corporation")."

    SECTION 3.2 BYLAWS. The by-laws of Merger Subsidiary in effect at the Effective Time shall be the by-laws of the Surviving Corporation until amended in accordance with applicable law.

    SECTION 3.3 DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Subsidiary at the Effective Time shall be the initial directors of the Surviving Corporation and the officers of the Company, who are listed on Schedule 3.3 hereof and who are officers of the Company at the Effective Time, shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected and appointed or qualified.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Buyer and Merger Subsidiary that:

    SECTION 4.1 CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and except as set forth on Schedule 4.1 of the disclosure schedule delivered by the Company in connection herewith (the "Company Disclosure Schedule"), has all corporate power and authority required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary except for such failures to be so qualified and in good standing which would not individually or in the aggregate have a Material Adverse Effect (as defined below) with respect to the Company. The Company has heretofore delivered or made available to Buyer true and complete copies of the Company Certificate of Incorporation and the Company By-laws as currently in effect. As used herein, the term "Material Adverse Effect" with

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respect to the Company, on the one hand, or Buyer and its Subsidiaries, on the other hand, means a material adverse effect on the condition (financial or otherwise), business, properties, assets (including intangible assets), liabilities (fixed or contingent) or results of operations of the Company or Buyer, its Subsidiaries and Merger Subsidiary, as the case may be, in each case taken as a whole.

    SECTION 4.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and, subject to approval and adoption of this Agreement by the holders of a majority of the outstanding Shares, the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for the approval by the affirmative vote of the holders of a majority of the outstanding Shares, have been duly authorized by all necessary corporate and stockholder action. The Board of Directors of the Company has determined that it is advisable and fair to and in the best interests of the stockholders of the Company for the Company to enter into this Agreement. This Agreement, assuming due and valid authorization, execution and delivery by Buyer and Merger Subsidiary, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that (i) enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

    SECTION 4.3  GOVERNMENTAL AUTHORIZATION.  Except as set forth in Schedule
4.3 of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not require any action by or in respect of, or filing with, any governmental body, agency, official or authority (each, a "Governmental Entity") other than: (i) the filing of a Certificate of Merger in accordance with the DGCL; (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), which has been so complied with; (iii) compliance with any applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (iv) compliance with the applicable requirements of state blue sky laws and (v) such other actions by or in respect of, or filings with, any Governmental Entity which if not obtained or made would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company and would not impair or materially delay the ability of the Company to consummate the transactions contemplated hereby.

    SECTION 4.4 NON-CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) contravene or conflict with the Company Certificate of Incorporation or the Company By-laws, (ii) except as set forth in Schedule 4.4 of the Company Disclosure Schedule and assuming compliance with the matters referred to in Section 4.3 hereof, contravene or conflict with or constitute a violation of any provision of any law, judgment, injunction, order, decree or pronouncement having the effect of any of the foregoing binding upon or applicable to the Company or its business,
(iii) except as set forth in Schedule 4.4 of the Company Disclosure Schedule, with or without the giving of notice or passage of time or both, constitute a default under or give rise to a right of termination, cancellation, acceleration or modification of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any material agreement, contract or other instrument binding upon the Company or any material license, franchise, permit or other similar authorization held by the Company,
(iv) result in the creation or imposition of any Lien (as defined below) on any asset of the Company or (v), except as set forth in Schedule 4.4 of the Company Disclosure Schedule, result in or give to any Person any additional rights or entitle any Person to increased, additional, accelerated or guaranteed payments under any Material Contract (as defined in Section 4.23(b) hereof). For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset other than a "Permitted Lien" (as defined in Article XI hereof).

    SECTION 4.5 CAPITALIZATION. The authorized capital stock of the Company consists of 6,000,000 Shares and 500,000 shares of preferred stock (the "Preferred Stock"), par value $1.00 per share. As of the date hereof, there are
(i) 3,546,648 Shares issued and outstanding (including the 50,000 Shares referred to in Section 9.3(vi) hereof); (ii) no Shares held in the Company's treasury; and (iii) no shares of Preferred Stock issued and outstanding. As of the date hereof, there are 205,000 outstanding Options pursuant to the Stock Option Plan with an average exercise price of $1.11 per Share; Schedule 4.5 of the Company Disclosure Schedule accurately sets forth information regarding the exercise price, date of grant, vesting status and number of Options granted for each holder of Options as of the date hereof. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 4.5, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) except as set forth on Schedule 4.5 of the Company Disclosure Schedule, no options, warrants, rights (including "phantom" stock rights), preemptive rights or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and (iv) except for certain employee bonus plans listed on Schedule 4.5 of the Company Disclosure Schedule, no right granted by the Company or contractual commitment of the Company (whether written or oral) that gives any Person any right to receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to a holder of shares of capital stock of the Company, including without limitation any right to participate in the equity or income of the Company or to participate in or direct the election of any directors of the Company or the manner in which any shares of capital stock of the Company are voted (the items in clause (i), (ii), (iii) or (iv) being referred to collectively as the "Company Securities") and the Company does not have any obligation to issue or deliver any Company Securities. All Options are intended to qualify as incentive stock options within the meaning of Section 422(b) of the Code. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth on Schedule 4.5 of the Company Disclosure Schedule, there are no stockholder agreements, voting trusts or understandings to which the Company is a party or by which the Company is bound relating to the voting or registration of any shares of capital stock of the Company. As of the date of this Agreement, all outstanding Options are vested in their entirety.

    SECTION 4.6 SUBSIDIARIES. The Company has no Subsidiaries. For purposes of this Agreement, "Subsidiary" means with respect to any Person, any corporation or other legal entity of which such Person owns, directly or indirectly, more than 50% of the outstanding stock or other equity interests, the holders of which are entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

    SECTION 4.7 SEC DOCUMENTS. The Company has timely filed all reports, registration statements, proxy statements, forms and other documents with the Securities and Exchange Commission (the "SEC") required to be filed by it since October 1, 1994 and prior to the date of this Agreement ("Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents (including Rule 10b-5 under the Exchange Act and the applicable accounting rules and regulations of the SEC).

    SECTION 4.8 FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES. The audited and unaudited interim consolidated financial statements of the Company included in the Company SEC Documents (the "Company Financial Statements") (i) have been prepared in conformity with generally accepted accounting principles ("GAAP"), applied on a consistent basis during the periods involved (except as may be indicated in the related notes and schedules thereto) and (ii) are true, correct and complete and fairly present in all material respects the consolidated financial position of the Company and each of its then existing Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments, which in the aggregate were not and will not be materially adverse to the Company and its Subsidiaries taken as a whole). Except as set forth in Schedule 4.8 of the Company Disclosure Schedule and except as set forth in the Company SEC Documents filed and publicly available prior to the date of this Agreement, and except for liabilities and obligations reflected or reserved against in the Company Financial Statements, the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise or whether due or to become due) or commitments which would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the Company.

    SECTION 4.9 COMPANY PROXY STATEMENT/PROSPECTUS. The Company Proxy Statement (as defined in Section 6.2 hereof) and all amendments and supplements thereto will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. Neither the Company Proxy Statement, nor any amendments thereof or supplements thereto, will, on the date the Company Proxy Statement is first mailed to stockholders of the Company, at the time of the Company Stockholder Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representation or warranty with respect to any information furnished to it by Buyer or Merger Subsidiary or any of their accountants, counsel or other authorized representatives in writing specifically for inclusion in the Company Proxy Statement. None of the information with respect to the Company or any Affiliate of the Company that has been supplied by the Company or any of its accountants, counsel or other authorized representatives in writing specifically for use in the Form S-4 Registration Statement (as defined in Section 7.2 hereof) will, at the time the Form S-4 Registration Statement becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors should occur which is required to be described in a supplement to the Company Proxy Statement, such event shall be so described, and such supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company.

    SECTION 4.10 BOARD OPTION APPROVAL; STATE TAKEOVER LAWS. The Board of Directors of the Company has approved the grant by Samans and Sebastian Carcioppolo ("Carcioppolo") to Buyer of the option referred to in the Option Agreement among Buyer, Samans and Carcioppolo dated June 14, 1996 (the "Option Agreement") and the exercise of such option by Buyer on the terms provided therein; Section 203 of the DGCL will not apply to the Merger; and no state takeover law of the Commonwealth of Pennsylvania is applicable to the Option Agreement, this Agreement, the Merger, or the consummation of the transactions contemplated thereby or hereby.

    SECTION 4.11 SCFM AGREEMENT. The Amended and Restated Agreement and Plan of Merger between SCFM Corp. and the Company, dated April 4, 1996 (the "SCFM Agreement"), and all related agreements including with potential financing sources, except for the agreements with Janney Montgomery Scott Inc. ("Janney"), have been terminated, except as provided in the final sentence of this paragraph, without any further liability or obligation on the part of the Company, with all costs and expenses paid or payable by the Company with respect to the transactions referred to in or contemplated by the SCFM Agreement and the financing thereof already paid and expensed and accurately reflected in the Company Financial Statements as of March 31, 1996, except for certain costs and expenses which were not yet paid (and whether or not expensed), as of March 31, 1996 which are listed in Schedule 4.11 of the Company Disclosure Schedule. The Company will send notice to Mellon Bank

N.A., within one business day following the date of this Agreement, terminating the agreements it has with Mellon Bank N.A. relating to financing the transactions contemplated by the SCFM Agreement, and such termination shall not result in any costs in addition to those listed in Schedule 4.11.

    SECTION 4.12 ELITE. The Company has provided Buyer with an unaudited balance sheet and statement of income of Elite Mailing and Fulfillment Services, Inc. ("Elite") as at and for the year ended December 31, 1995, which was compiled by Frank Dzera, C.P.A. To the knowledge of the Company, there are no existing circumstances which would cause Elite not to continue in business as a going concern other than economic conditions generally affecting the business segment in which Elite operates which are not unique to Elite.

    SECTION 4.13 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Company SEC Documents filed by the Company or as set forth in Schedule 4.13 of the Company Disclosure Schedule, the Company has conducted its business in the ordinary course of business consistent with past practice and there has not been since September 30, 1995:

        (a) any change, event, occurrence, development or facts which has had or reasonably would be expected to have a Material Adverse Effect or to result in any significant reduction in revenues from each of the Company's two largest customers;

        (b) any change in the outstanding Company Securities (except for the issuance of Shares pursuant to Options) or any declaration, setting aside or payment of any dividend (other than regular quarterly dividends) or other distribution with respect to any shares of capital stock of the Company or, except as provided in Section 9.3(vi) hereof or the cancellation of outstanding Options, any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company;

        (c) except for the Samans Promissory Note, any amendment of any term of any outstanding security issued by the Company;

        (d) any incurrence or assumption by the Company of any Indebtedness (as defined in Article XI hereof) which Indebtedness is presently outstanding;

        (e) any creation or assumption by the Company of any material Lien on any asset;

        (f) any making of any loan, advance or capital contributions to or investment in any Person other than expense account advances to employees in the ordinary course of business;

        (g) any damage, destruction or other casualty loss (whether or not covered by insurance) in an amount of $10,000 or more affecting the business or assets of the Company;

        (h) any commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, other than capital expenditures (as defined by the Company's accounting practices and in accordance with GAAP) indicated in the capital expenditure budget set forth in Section 4.13(h) of the Company Disclosure Schedule (the "Cap-Ex Budget") and purchases and sales of inventory and supplies in the ordinary course of business and consistent with past practice;

        (i) any change, or any application or request to the SEC for any change, in any method of accounting or accounting practice by the Company;

         (j) (A) any change in the amount of compensation payable or to become payable to any of the executive officers or directors of the Company or any of its agents or consultants, (B) any general increase in base compensation payable to the employees of the Company, or (C) the entering into or amendment by the Company of any employment, severance, termination or other similar agreement, or (D) any establishment of any borrowing or lending program by the Company for its officers, directors, employees, agents or consultants or any loans thereto which are presently outstanding except for those which are listed in Section 4.13(j) of the Company Disclosure Schedule.

        (k) (A) any payment or agreement to pay or any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any executive officer, director, employee, agent or consultant of the Company except in the ordinary course of business and consistent with past practice, (B) any payment, agreement to pay or any accrual (other than as required by GAAP) or arrangement for payment to any executive officer of the Company of any amount relating to unused vacation days, (C) any commitment to adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant of the Company other than pursuant to plans, agreements and commitments in effect on September 30, 1995 which are listed in Schedule 4.16(a) of the Company Disclosure Schedule or (D) any amendment in any material respect of any of the foregoing plans, agreements or arrangements;

        (l) any capital expenditures (as defined by the Company's accounting practices and in accordance with GAAP) in excess of the amount set forth in the Company's Cap-Ex Budget or made any changes in the capital expenditure budget for the Company's 1997 fiscal year, which is set forth as Schedule 4.13(l) to the Company Disclosure Schedule, other than a decrease in the amount of $970,000 (which amount shall be calculated in accordance with GAAP) which may be paid as the principal amount under a capital lease (having an effective interest rate, as calculated in accordance with GAAP, of no more than 8.3%) for two Siemens duplex imagers which are now included in the Cap-Ex Budget for the Company's 1996 fiscal year; or

       (m) any authorization of any of, or commitment or agreement to take any of, the foregoing actions except as otherwise expressly permitted by this Agreement.

    SECTION 4.14 LITIGATION. Except as set forth in Schedule 4.14 of the Company Disclosure Schedule or the Company SEC Documents, there is no action, suit, investigation, arbitration or proceeding pending against, or to the Knowledge (as defined in Article XI hereof) of the Company, threatened against, relating to or affecting the Company or any of its properties or assets before any court or arbitrator or any Governmental Entity, which, (a) if determined or resolved adversely to the Company, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company or (b) as of the date hereof, questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated by this Agreement. There are no facts, to the Knowledge of the Company, which would reasonably be expected to give rise to any such action, suit, investigation, arbitration or proceeding. Except as set forth in the Company SEC Documents, the Company is not subject to any outstanding order, writ, injunction or decree which, more likely than not, would have a Material Adverse Effect on the Company or prevent, impair or materially delay the consummation of the transactions contemplated hereby. Except as set forth in
Schedule 4.14 of the Company Disclosure Schedule, to the Knowledge of the Company, there are no actions, suits, investigations or proceedings pending or threatened against any former or current director or officer of the Company based on, or arising out of the fact that, such person is or was a director, officer or employee, as the case may be, of the Company. There are no facts, to the Knowledge of the Company, which reasonably would be expected to give rise to any such action, suit, investigation or proceeding.

    SECTION 4.15 TAXES. (a) Except as set forth on Schedule 4.15 of the Company Disclosure Schedule:

        (i) the Company and each of its Subsidiaries, which for the purposes of this Section 4.15 shall include all Subsidiaries of the Company existing prior to the date hereof, on or prior to the date hereof has filed or has had filed on its behalf, and will have filed or have had filed on its behalf prior to the Closing Date, in a timely manner (within any applicable extension periods) with the appropriate Governmental Entity all income and other material Tax Returns (as defined herein) required to be filed with respect to Taxes (as defined herein) of the Company and each of its Subsidiaries, and such Tax Returns are true, correct and complete in all material respects;

        (ii) all material Taxes with respect to the Company and its Subsidiaries have been paid in full or have been provided for in accordance with GAAP on the Company's most recent balance sheet which is part of the Company SEC Documents (except for taxes accrued in accordance with GAAP subsequent to the date of such balance sheet);

       (iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to the Company and its Subsidiaries;

       (iv) none of the Tax Returns of or with respect to the Company or any of its Subsidiaries is currently being audited or, to the Knowledge of the Company, examined by any Governmental Entity, except that the Company may be subject to audits of its Tax Returns to the extent such Tax Returns have not been audited to date;

        (v) no deficiency, delinquency or default for any Tax has been claimed, proposed or assessed against the Company or any of its Subsidiaries which has not been abated or paid in full, and the Company has not received written notice of any such deficiency, delinquency or default nor does the Company otherwise have Knowledge of any threat of any Governmental Entity to assert such deficiency, delinquency or default or any facts or circumstances that may form a basis of such threat;

       (vi) there are no Liens for Taxes upon the assets of the Company except statutory liens for current Taxes not yet due;

       (vii) the Company has not filed as of or on the Closing Date a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f) apply to any disposition of a subsection (f) asset (as defined in Section 341(f) of the Code) owned by the Company;

      (viii) no power of attorney has been executed by, or on behalf of, the Company with respect to any matter relating to Taxes which is currently in force, except those granted in the ordinary course of business to attorneys, accountants or other professionals representing the Company;

       (ix) the federal income and state and local income and franchise Tax Returns for or including the Company and any of its Subsidiaries have been audited by the relevant taxing authority or are closed under the applicable statute of limitations for all taxable periods set forth in Schedule 4.15(ix) of the Company Disclosure Schedule; and

        (x) the Company is not a party to or bound by or has any obligation under any written or unwritten tax sharing or similar agreement or arrangement.

    (b) For purposes of this Agreement, (i) "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, sales, use, AD VALOREM, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority and (ii) "Tax Return" shall mean any report, return, documents, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes.

    SECTION 4.16 EMPLOYEE MATTERS. (a) Schedule 4.16(a) of the Company Disclosure Schedule contains a true and complete list of each employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), for the benefit of any employee or former employee of the Company, whether formal or informal and whether legally binding or not (the "Plans").
Schedule 4.16(a) of the Company Disclosure Schedule identifies each of the Plans that is an "employee welfare benefit plan," or "employee pension benefit plan" as such terms are defined in Sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans"). Neither the Company nor any ERISA Affiliate has any formal plan or commitment, or any informal understanding, whether legally binding or not, to create any additional Plan or modify or change any existing Plan that would affect any employee or terminated employee of the Company or any ERISA Affiliate, except as may be required by law.

    (b) With respect to each of the Plans, the Company has heretofore delivered or made available to Buyer true and complete copies of each of the following documents:

        (i) a copy of the Plan or a description of all material terms thereof (including all amendments thereto);

        (ii) a copy of the annual report and actuarial report, if required under ERISA, with respect to each such Plan for the last three years;

       (iii) a copy of the most recent Summary Plan Description ("SPD") required under ERISA with respect thereto, together with all Summaries of Material Modification issued with respect to such SPD, if required under ERISA with respect to such Plan;

       (iv) if the Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof;

        (v) all contracts relating to the Plans with respect to which the Company or any ERISA Affiliate may have any liability, including without limitation insurance contracts, investment management agreements, subscription and participation agreements and record keeping arrangements; and

       (vi) the most recent determination letter received from the Internal Revenue Service with respect to each Plan that is intended to be qualified under Section 401(a) of the Code.

    (c) Neither the Company nor any ERISA Affiliate currently sponsors, maintains or is required to make contributions to, or has ever sponsored, maintained or been required to make contributions to any employee benefit plan subject to Title IV of ERISA or any "multiemployer plan" (as defined in Section 3(37) of ERISA).

    (d) Neither the Company, any ERISA Affiliate, any of the ERISA Plans, any trust created thereunder nor any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which the Company, any ERISA Affiliate, any of the ERISA Plans, any such trust, any trustee or administrator thereof, or any party dealing with the ERISA Plans or any such trust would be subject to either a civil penalty assessed pursuant to Section 409 or Section 502(i) of ERISA or a tax imposed pursuant to Section 4975, Section 4976 or
Section 4980B of the Code.

    (e) Each of the Plans has been operated and administered in all material respects in accordance with its terms and applicable laws, including but not limited to ERISA and the Code.

    (f) Each ERISA Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified on a current basis as of the date of the determination letter received from the Internal Revenue Service with respect to such Plan and within the limitations set forth therein.

    (g) No Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any ERISA Affiliate beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension benefit plan", as that term is defined in section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company or the ERISA Affiliates or (iv) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)).

    (h) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment or other right or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due any such employee or officer.

    (i) There are no pending or, to the Knowledge of the Company, threatened claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits). There are no facts, to the Knowledge of the Company, which may form the basis of any such claim.

    (j) No amounts payable under any Plan or any other agreement or arrangement to which the Company or any ERISA Affiliate is a party will fail to be deductible for federal income tax purposes, including without limitation, by virtue of Section 280G of the Code.

    (k)  Each of the ERISA Plans that is intended to satisfy the requirements of section 501(c)(9) of the Code has so satisfied such requirements.

    (l) No "leased employee," as that term is defined in section 414(n) of the Code, performs services for the Company or any ERISA Affiliate.

    (m) With respect to each Plan that is funded wholly or partially through an insurance policy, there will be no liability of the Company or an ERISA Affiliate, as of the Effective Time, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

    SECTION 4.17 LABOR MATTERS. Except to the extent set forth in Schedule 4.14 of the Company Disclosure Schedule or Schedule 4.16(a) of the Company Disclosure Schedule or Schedule 4.17 of the Company Disclosure Schedule, (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending or, to the Knowledge of the Company, threatened against the Company and during the past three years there has not been any such action against the Company; (ii) to the Knowledge of the Company, there is no current union organizing activities among the Company's employees nor does any question concerning representation exist concerning such employees; (iii) there is no unfair labor practice charge or complaint pending against the Company or, to the Knowledge of the Company, threatened against the Company before the National Labor Relations Board or any similar state or foreign agency and there are no facts, to the Knowledge of the Company, which would form the basis thereof; (iv) there is no grievance pending against the Company relating to any collective bargaining agreement or other grievance procedure and there are no facts, to the Knowledge of the Company, which could form the basis thereof; (v) no charges with respect to or relating to the Company or any Subsidiary of the Company (which was in existence prior to the date hereof) are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices and there are no facts, to the Knowledge of the Company, which would form the basis thereof, (vi) the Company has complied, other than with respect to the transactions contemplated by this Agreement as to which the Company makes no representation, with the Worker Adjustment and Retraining Notification Act ("WARN Act"), and other state or local laws substantially similar in effect to the WARN Act, where the failure to be in compliance with such state or local laws would, individually or in the aggregate have a Material Adverse Effect on the Company; and (vii) there are no collective bargaining agreements, employment contracts or severance agreements with any union which represents any employees of the Company.

    SECTION 4.18 NO EXISTING VIOLATION; COMPLIANCE. The Company is not in violation of (i) the Company Certificate of Incorporation or Company By-laws or
(ii) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or its assets. Except as set forth in Schedule
4.14 (as applicable) or Schedule 4.18 of the Company Disclosure Schedule, (i) neither the Company nor any Subsidiary has received any notice since January 1, 1995 that they are not in compliance with, and (ii) the Company and its business and operations, are presently in substantial compliance with, all laws, statutes, ordinances or regulations, except that this representation does not apply to Environmental Laws.

    SECTION 4.19 FINDERS' FEES. Except for Janney, Wolf, Block, Schorr and Solis-Cohen, the Company's special counsel, Lamb & Bouchard, and Grant Thornton, L.L.P., the Company's independent accountants, (each, other than Janney, a "Representative") there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company who would be entitled to any fee or commission from the Company or any Affiliate of the Company, Buyer or any of Buyer's Affiliates upon consummation of and in connection with the transactions contemplated by this Agreement. The Representatives are being paid by the Company solely for providing legal and accounting services to the Company, to Robert Samans in the case of Lamb & Bouchard, and certain employees of the Company who are executing Employment Agreements. An executed, true and complete copy of the engagement letter with Janney, as amended and currently in effect, has been delivered to Buyer. In connection with the Janney engagement (exclusive of indemnity of Janney for certain matters as provided therein), the only amounts, which were or are payable at any time to Janney, total no more than $300,000 in the aggregate, plus the out-of-pocket expenses of Janney, and the only amounts which are payable to Janney after the date of this Agreement total no more than $195,000, including the out-of-pocket expenses of Janney.

    SECTION 4.20 ENVIRONMENTAL MATTERS. (a) As used in this Agreement, the following definitions shall have the following meanings:

        (i) "Environmental Claim" means any written notice or, to the Knowledge of the Company, oral notice, by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) with respect to the business and operations of the Company or its Subsidiaries arising out of, based on or resulting from (a) the presence, or release into the environment, including, without limitation, into ambient air, soil, surface water, ground water, land surface or subsurface strata, of any Materials of Environmental

    Concern (as defined in subsection (iii) below) at any location, whether or not owned by the Company or any Subsidiary of the Company, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

        (ii) "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health, safety or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation, the Occupational Health and Safety Act of 1970, as amended, and the rules and regulations thereunder, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

       (iii) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products.

    (b) Except as set forth in the Company SEC Documents or Schedule 4.20(b) of the Company Disclosure Schedule, to the Knowledge of the Company the Company is in substantial compliance with all Environmental Laws applicable to the business and operations of the Company, including, without limitation, through the holding of all permits and authorizations required by such laws and in compliance with terms and conditions thereof and, to the Knowledge of the Company, there are no circumstances that may prevent or interfere with such full compliance in the future. All material permits and other governmental authorizations currently held by Company pursuant to the Environmental Laws in connection with its businesses and operations are identified in Schedule 4.20(b) of the Company Disclosure Schedule.

    (c) Except as set forth in the Company SEC Documents or Schedule 4.20(c) of the Company Disclosure Schedule, since June 30, 1991, the Company has not received, nor had any of its then existing Subsidiaries received, any written or, to the Knowledge of the Company, oral communication from any Person stating that it or its Subsidiaries may be a potentially responsible party under any Environmental Law with respect to any actual or alleged environmental contamination; neither the Company nor its Subsidiaries nor, to the Knowledge of the Company, any Governmental Entity is conducting or has conducted any environmental remediation or environmental investigation which would reasonably be expected to result in any liability for the Company under any Environmental Law; and neither the Company nor its Subsidiaries has received any written or, to the Knowledge of the Company, oral request for information from any Governmental Entity with respect to any actual or alleged environmental contamination; and since June 30, 1991, neither the Company nor its Subsidiaries have received any written communication from any Person stating or alleging that the Company or its Subsidiaries may have violated any Environmental Law, that the Company or its Subsidiaries has caused or contributed to any environmental contamination that has caused any property damage or personal injury under any Environmental Law or made or suffered on any of their respective properties any release of any Materials of Environmental Concern.

    (d) Except as set forth in Schedule 4.20(d) of the Company Disclosure Schedule or the Company SEC Documents, to the Knowledge of the Company there are no past or present actions, activities, circumstances, conditions, events or incidents in connection with the business and operations of the Company and its Subsidiaries, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that would reasonably be expected to form the basis of any Environmental Claim against the Company or against any Person whose liability for any Environmental Claim the Company or any Subsidiary of the Company existing prior to the date hereof has or may have retained or assumed either contractually or by operation of law or otherwise. Except as set forth in the Company SEC Documents or Section 4.20(d) of the Company Disclosure Schedule, there is no Environmental Claim pending or, to the Knowledge of the Company, threatened against the Company, or to the Knowledge of the Company, against any Person whose liability for any Environmental Claim the Company (or any of its Subsidiaries existing prior to the date hereof) has or may have retained or assumed either contractually or by operation of law.

    (e) Without in any way limiting the generality of the foregoing, (i) to the Knowledge of the Company, all on-site and off-site locations where the Company or its Subsidiaries has stored, disposed or arranged for the disposal of Materials of Environmental Concern since June 30, 1991 are identified in
Schedule 4.20(e) of the Company Disclosure Schedule or the Company SEC Documents, (ii) to the Knowledge of the Company, all underground storage tanks, and the capacity and contents of such tanks, located on property owned or leased by the Company or any Subsidiary of the Company since June 30, 1991 are identified in Schedule 4.20(e) of the Company Disclosure Schedule or the Company SEC Documents, (iii) to the Knowledge of the Company, except as set forth in
Schedule 4.20(e) of the Company Disclosure Schedule or the Company SEC Documents, no asbestos has been contained in or formed part of any building, building component, structure or office space owned or leased by the Company or any Subsidiary of the Company since June 30, 1991 and (iv) to the Knowledge of the Company, except as set forth in Schedule 4.20(e) of the Company Disclosure Schedule or the Company SEC Documents, no polychlorinated biphenyls are presently stored at any property owned or leased by the Company or any Subsidiary of the Company.

    (f) (i) The Company has made available to Buyer each material environmental investigation, study, audit, test, review and other analysis in the possession of the Company prepared in the last five years conducted in relation to the business of the Company or its Subsidiaries or any property or facility now or previously owned, operated or leased by the Company or any Subsidiary of the Company; and (ii) the Company has made available to Buyer each consent decree, consent order or similar document entered into since June 30, 1991, and to which it is a party relating to any property owned, leased or operated by the Company or its Subsidiaries since June 30, 1991.

    (g) Except to the extent set forth in Section 4.20(g) of the Company Disclosure Schedule, following the installation of the new printing press contemplated to be installed by the Company, the Company will not be required to make any additional capital expenditures (as defined by the Company's accounting practices) to be in compliance with any Environmental Law in connection with the operation of such press.

    SECTION 4.21 PROPERTY. (a) The Company has good and valid title to, or in the case of leased property, has valid leasehold interests in, all properties and assets used in or necessary to conduct the business of the Company as currently conducted free and clear of all Liens except as set forth in Section
4.21 of the Company Disclosure Schedule.

    (b) There are no developments, including but not limited to, with respect to condemnation, affecting any of such properties or assets pending or, to the Knowledge of the Company, threatened, which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

    (c) The buildings, structures, facilities and printing and converting equipment owned or used by the Company in the conduct of its business are structurally sound with no known material defects and are in good operating condition and repair (subject to normal wear and tear) so as to permit the operation by the Company of its business as presently conducted.

    (d) Except as set forth in Section 4.21 of the Company Disclosure Schedule, no written notice from any Governmental Entity has been received by the Company requiring or calling attention to the need for any work, repair, construction, alteration or installation, or in connection with, any buildings, structures, facilities or printing and converting equipment located thereon which will involve any expenditure other than as set forth in the Company's Budget.

    SECTION 4.22 INTANGIBLE PROPERTY. (a) The Company owns or possesses adequate licenses or other valid and enforceable rights to use all trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, service mark rights, service mark names, trade secrets, other intellectual property and applications therefor, which, individually or in the aggregate, are material to the Company's business and operations (collectively, "Intangible Property") and which are used or held for use in connection with the business of the Company as currently conducted, and such Intangible Property (and any application which has been filed relating thereto) is listed in Section 4.22 of the Company Disclosure Schedule. The Company is in substantial compliance with all licenses relating to Intangible Property listed in Section 4.22 of the Company Disclosure Schedule. The Company has no registered trademarks.

    (b) To the Knowledge of the Company, except as set forth in Schedule 4.22(b) of the Company Disclosure Schedule, there has not been asserted any claim challenging the validity of the Company's use of any Intangible Property. To the Knowledge of the Company, except as set forth in Schedule 4.22(b) of the Company Disclosure Schedule, the conduct of the business of the Company as currently conducted does not conflict with any trademark, trademark right, trade name or trade name right of any Person in a manner that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect with respect to the Company. To the Knowledge of the Company, there are no material infringements of any Intangible Property by any Person.

    SECTION 4.23 MATERIAL CONTRACTS. (a) Except as set forth on Schedule 4.16(a) or Schedule 4.23 of the Company Disclosure Schedule, the Company SEC Documents list all Material Contracts (as defined below) of the Company (and all material amendments thereto) and all agreements or commitments to enter into a Material Contract, and except as set forth on Schedule 4.23 of the Company Disclosure Schedule or in the Company SEC Documents, each Material Contract is valid, binding and enforceable against the Company and in full force and effect in all material respects and, to the Knowledge of the Company, each Material Contract is valid, binding and enforceable against each other party thereto and in full force and effect in all material respects against each other party thereto, and there are no material defaults by the Company thereunder and there is no event which is reasonably likely to have such effect and, to the Knowledge of the Company, there are no material defaults by any other party to a Material Contract. True and complete copies of all Material Contracts have been delivered or made available to Buyer.

    (b) For purposes of this Agreement, "Material Contracts" shall mean (i) any contract, agreement or understanding with any customer or supplier of the Company, which accounted during the Company's last fiscal year or which are expected to account during the Company's present fiscal year, for more than $100,000 of the annual revenues or payables, as the case may be, of the Company,
(ii) all acquisition, merger, asset purchase or sale agreements entered into by the Company in the last two fiscal years with a transaction value in excess of $100,000, other than purchase or sale orders for inventory or supplies; (iii) all indemnification, termination, employment, severance, or "golden parachute" agreements; (iv) credit agreements, notes, bonds, mortgages, indentures with respect to, or other evidence of, Indebtedness of the Company or guarantees of Indebtedness of any other Person and (v) any other agreement within the meaning set forth in Item 601(b)(10) Regulation S-K of Title 17, Part 229 of the Code of Federal Regulations (assuming for such purposes that the date of filing of the Registration Statement is deemed to be the date of this Agreement).

    (c) Except as set forth on Schedule 4.23 of the Company Disclosure Schedule, no party to any such Material Contract has (i) given written notice to the Company of or made a claim in writing against the Company or any Subsidiary of the Company existing prior to the date hereof with respect to any breach or default thereunder, or (ii) given written or, to the Knowledge of the Company, oral notice to the Company or any Subsidiary of the Company existing prior to the date hereof that it does not intend to renew (where renewal is appropriate) or it intends to modify in any significant way which is adverse to the Company or terminate a significant portion of its business relationships with the Company or any Subsidiary of the Company existing prior to the date hereof.

    (d) Except as set forth in Schedule 4.16(a) of the Company Disclosure Schedule or Schedule 4.23 of the Company Disclosure Schedule, the Company is not a party to or bound by any non-competition agreement or any other agreement, understanding or obligation which purports to limit in any material respect the manner in which, or the localities in which, the Company is entitled to conduct all or any material portion of the business of the Company.

    (e) Schedule 4.23(e) of the Company Disclosure Schedule sets forth the following with respect to each item of Indebtedness of the Company: (i) its principal amount and (ii) any prepayment or other penalties which would be payable if the Indebtedness is paid at anytime prior to or as of October 1, 1996. All Indebtedness may be prepaid by the Company prior to its scheduled maturity subject only to the payment of the scheduled prepayment or other scheduled penalties.

    SECTION 4.24 ACCOUNTING MATTERS; REORGANIZATION. To the Knowledge of the Company, neither the Company nor any of its Affiliates has taken or agreed to take any action or failed to take any action that would prevent Buyer from accounting for the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations; provided, however, that the Company makes no representation or warranty with respect to any actions which would prevent Buyer from accounting for such transactions as a pooling of interests because of actions or failures to take any action by Buyer or any of its Affiliates. Neither the Company nor any of its Affiliates has taken or agreed to take any action or failed to take any action which action or failure would be reasonably likely to cause the Merger not to qualify as a reorganization under Section 368(a) of the Code.

    SECTION 4.25 FAIRNESS OPINION. The Board of Directors of the Company has received the written opinion of Janney, to the effect that, as of the date of this Agreement, the consideration to be received by holders of Shares pursuant to the Merger is fair from a financial point of view to such holders and such opinion has not been withdrawn. An executed, true and complete copy of such opinion has been delivered to Buyer.

    SECTION 4.26 LICENSES AND PERMITS. Except as regards environmental matters (which are addressed in Section 4.20), the Company has received such certificates, permits, licenses, variances, exemptions, franchises, consents, approvals, orders, authorizations and clearances from appropriate Governmental Entities ("Licenses") as are necessary to own or lease and operate their respective properties and to conduct its business substantially in the manner described in the Company SEC Documents and as currently owned or leased and conducted, and all such Licenses are valid and in full force and effect in all material respects except where the failure to obtain any such License or the failure of such License to be valid and in full force and effect would not subject the Company to significant penalties. Schedule 4.26 of the Company Disclosure Schedule contains a listing of all material Licenses. The Company is in compliance in all material respects with their respective obligations under the Licenses and, to the Knowledge of the Company, no event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation or termination of any material License. Each such License will continue to be in full force and effect following the Merger and unaffected thereby without the payment of any fee or other consideration or the posting of any additional bond except where the failure of such License to remain in full force and effect results from actions or failures to act on the part of Buyer or its Affiliates or on facts specific to Buyer and its Affiliates.

    SECTION 4.27 OWNERSHIP OF BUYER CAPITAL STOCK. The Company does not own any shares of the capital stock of Buyer.

    SECTION 4.28 INSURANCE. The Company maintains customary and appropriate insurance policies with reputable insurers in such amounts as are customary in the commercial printing industry and all required worker's compensation insurance policies. True and complete copies of such insurance policies, and of any directors and officers liability insurance policies, have been delivered or made available to Buyer. All of such policies of insurance are in full force and effect and are sufficient for compliance with all requirements of law and contracts to which the Company is a party or otherwise bound. Prior to the Effective Time, the Company will maintain all such insurance policies (or appropriate replacement policies) in full force and effect and the Company will not take any action to terminate or cancel any policy prior to the end of its policy period.

    SECTION 4.29 CUSTOMERS AND SUPPLIERS. Schedule 4.29 of the Company Disclosure Schedule sets forth a listing of the names and amount of annual revenues or expenses paid, as the case may be, of the (a) ten largest customers of the Company in terms of sales during the Company's last fiscal year and (b) ten largest suppliers to the Company in terms of purchases during the Company's last fiscal year. Except as set forth in Schedule 4.29 of the Company Disclosure Schedule, since September 30, 1995, there has not been any significant and adverse change in the business relationship of the Company with any of such customers or suppliers nor has the Company changed the terms in any material way of doing business with such customers or suppliers (including, but not limited to, any change in payment terms or pricing). All customer advances to the Company are cash deposits made by such customers with the Company solely for the purpose of paying postage and advance billings (which advance billings are listed in Section 4.29 of the Company Disclosure Schedule by customer and amount) in connection with services to be performed by the Company. The amount to be paid for services to be provided by the Company with respect to such advance billings is not on terms more favorable than if the customer had not paid in advance. The Company does not expect the customer advance in the amount of $700,000 which has been outstanding for the five years prior to the date of this Agreement to be utilized prior to the Effective Time.

    SECTION 4.30 ACCOUNTS RECEIVABLE. Except as set forth in Schedule 4.30 of the Company Disclosure Schedule, the accounts and notes receivable and all other receivables shown on the Company Financial Statements (subject to reserves for non-collectibility as reflected therein), and all receivables acquired or generated by the Company since March 31, 1996 (subject to reasonable reserves for non-collectibility, consistent with past practice and in accordance with
GAAP), are bona fide receivables and represent amounts due with respect to actual, arm's length transactions entered into in the ordinary course of business consistent with past practice and are collectible at their recorded amounts (net of reserves for non-collectibility). Reserves for non-collectibility have been reflected on the Company Financial Statements in accordance with GAAP and the Company's historical practice and are adequate. No such account has been assigned or pledged to any other Person and, to the Knowledge of the Company, no defense or set-off or similar right to any such account has been asserted by the account obligor.

    SECTION 4.31 INVENTORY. The inventories on the Company Financial Statements are stated at the lower of cost (first in, first out) or market in accordance with GAAP. Substantially all of the inventories used in or relating to the conduct of the business of the Company are usable or saleable in the ordinary course of business consistent with past practice (subject to reserves as reflected on the Company Financial Statements) and are owned by the Company free and clear of any Lien. Reserves with respect to inventories have been reflected on the Company Financial Statements in accordance with GAAP and the Company's historical practice and are adequate.

    SECTION 4.32 RELATIONSHIPS WITH AFFILIATES. Except as set forth in Schedule 4.23(b), Schedule 4.13, Schedule 4.16(a) or Schedule 4.32 of the Company Disclosure Schedule and except as reflected on the Company Financial Statements or incurred in the ordinary course of business consistent with past practice in connection with compensation owed to a director, officer or employee, the Company does not have any outstanding liabilities, obligations or other Indebtedness for amounts owing to, or notes or accounts receivable from, or leases, contracts or other commitments or arrangements with, any of their respective Affiliates, directors, officers or employees and no officer or director of the Company or any Affiliate thereof has any ownership or stock interest in any Person that is a customer of or supplier to the Company or purchases or leases any property or equipment from, or sells or leases any property or equipment to, the Company. For purposes of this representation, ownership of not more than five percent of the voting stock of any publicly held company whose stock is listed on any recognized securities exchange or traded over the counter shall be disregarded. Notwithstanding the requirements of Section 4.23(b), Section 4.13 or Section 4.16(a), all disclosures required to be made with respect to Samans in the Company Disclosure Schedule shall be made in Schedule 4.32 thereof.

    SECTION 4.33 WORKMEN'S COMPENSATION. There shall be no cost to the Company for withdrawal from the Graphic Arts Workers Compensation Self-Insurance Trust (the "Trust") if withdrawal occurs as of December 31, 1996, provided at least 120-day prior written notice is given in accordance with Section 6.9 hereof. To the Knowledge of the Company, such notice may be withdrawn without penalty at any time prior to December 31, 1996.

    SECTION 4.34 FLEET CREDIT. As of the date of this Agreement, the Company has no financing arrangements or other facilities with Fleet Credit Corporation ("Fleet") and has no outstanding obligations or liabilities of any kind owing to Fleet, all such financing arrangements or facilities having been terminated and all obligations and liabilities owing by the Company to Fleet having been fulfilled. Fleet is not entitled to any Lien on the assets or properties of the Company. The Company agrees it will use its reasonable efforts to have Fleet file, in the appropriate jurisdictions in which it has filed UCC-1s, UCC-3 termination statements within 15 business days following the date of this Agreement.

    SECTION 4.35 DISCLOSURE. No representation or warranty by the Company contained in this Agreement and no statement contained in any certificate delivered by the Company to Buyer or Merger Subsidiary pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading when taken together in light of the circumstances in which they were made.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                         OF BUYER AND MERGER SUBSIDIARY

    Buyer and Merger Subsidiary represent and warrant to the Company that:

    SECTION 5.1 CORPORATE EXISTENCE AND POWER. Each of Buyer and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate power and authority required to carry on its business as now conducted. Each of Buyer and Merger Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified and in good standing would not have a Material Adverse Effect with respect to Buyer or Merger Subsidiary. Each of Buyer and Merger Subsidiary has heretofore delivered or made available to the Company true and complete copies of Buyer's and Merger Subsidiary's certificate of incorporation and by-laws as currently in effect.

    SECTION 5.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by Buyer and Merger Subsidiary of this Agreement and the consummation by Buyer and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Buyer and Merger Subsidiary and have been duly authorized by all necessary corporate action. This Agreement, assuming due and valid authorization, execution and delivery by the Company, constitutes a valid and binding agreement of each of Buyer and Merger Subsidiary enforceable against Buyer and Merger Subsidiary in accordance with its terms, except that (i) enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

    SECTION 5.3 GOVERNMENTAL AUTHORIZATION. Assuming the accuracy of the Company's representations set forth in Section 4.10, the execution, delivery and performance by Buyer and Merger Subsidiary of this Agreement and the consummation by Buyer and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity other than: (i) the filing of a Certificate of Merger in accordance with the DGCL; (ii) compliance with any applicable requirements of the HSR Act, which has been so complied with; (iii) compliance with any applicable requirements of the Securities Act and Exchange Act; (iv) compliance with the applicable requirements of state blue-sky laws; and (v) such other actions by or in respect of, or filings with, any Governmental Entity which if not obtained or made would not, individually or in the aggregate, have a Material Adverse Effect with respect to Buyer and its Subsidiaries and would not impair or materially delay the ability of Buyer or Merger Subsidiary to consummate the transactions contemplated hereby.

    SECTION 5.4 NON-CONTRAVENTION. The execution, delivery and performance by Buyer and Merger Subsidiary of this Agreement and the consummation by Buyer and Merger Subsidiary of the transactions contemplated hereby do not and will not
(i) contravene or conflict with the Certificate of Incorporation or By-laws of Buyer or Merger Subsidiary, (ii) assuming the accuracy of the Company's representations set forth in Section 4.10, and assuming compliance with the matters referred to in Section 5.3 hereof, contravene or conflict with or constitute a violation of any provision of law, judgment, injunction, order or decree binding upon or applicable to Buyer or Merger Subsidiary, (iii) provided that an amendment to Buyer Credit Agreement (as defined in Article XI) has been obtained prior to Closing, with or without the giving of notice or passage of time or both, constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Buyer or Merger Subsidiary or to a loss of any benefit to which Buyer or Merger Subsidiary is entitled under any provision of any material agreement, contract or other instrument binding upon Buyer or Merger Subsidiary or any material license, franchise, permit or other similar authorization held by Buyer or Merger Subsidiary, or (iv) result in the creation or imposition of any Lien on any asset of Buyer or Merger Subsidiary.

    SECTION 5.5 CAPITALIZATION. The authorized capital stock of Buyer consists of 50,000,000 shares of Buyer Common Stock, 2,500,000 shares of Class B common stock, par value $.01 per share ("Buyer Class B Common Stock"), and 10,000,000 shares of preferred stock ("Buyer Preferred Stock"), par value $0.01 per share. As of July 15, 1996, there were issued and outstanding (i) 14,715,745 shares of Buyer Common Stock, (ii) 1,738,692 shares of Buyer Class B Common Stock, and
(iii) no shares of Buyer Preferred Stock. All of the outstanding shares of capital stock of Buyer have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 5.5 or in Buyer SEC Documents, and except for 3,484,114 shares of Buyer Common Stock reserved for issuance pursuant to outstanding and future awards under Buyer's Restated 1993 Stock Award and Incentive Plan, as amended, as of the date of this Agreement, there are outstanding (i) no other shares of capital stock or other voting securities of Buyer, (ii) no other securities of Buyer or of any Subsidiary of Buyer convertible into or exchangeable for shares of capital stock or voting securities of Buyer, and (iii) no options or other rights to acquire from Buyer, and no obligation of Buyer to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Buyer (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Buyer Securities").

    SECTION 5.6 OWNERSHIP OF MERGER SUBSIDIARY; NO PRIOR ACTIVITIES; ASSETS OF MERGER SUBSIDIARY.

    (a) Merger Subsidiary was formed solely for the purpose of the Merger and engaging in the transactions contemplated hereby.

    (b) As of the date hereof and the Effective Time, all of outstanding shares of capital stock of Merger Subsidiary are and will be directly owned by WTI and all of the outstanding shares of capital stock of WTI are and will be directly owned by Buyer and there are not as of the date hereof and there will not be at the Effective Time any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character which Merger Subsidiary or WTI is a party to, or may be bound by, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of capital stock of Merger Subsidiary or WTI.

    (c) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated hereby, Merger Subsidiary has not and will not have incurred, directly or indirectly through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

    SECTION 5.7 SEC DOCUMENTS. Buyer has filed all reports, proxy statements, forms and other documents required to be filed with the SEC since November 28, 1995 and prior to the date of this Agreement ("Buyer SEC Documents"). As of their respective dates, Buyer SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer SEC Documents (including Rule 10b-5 under the Exchange Act and the applicable accounting rules and regulations of the SEC).

    SECTION 5.8 FINANCIAL STATEMENTS. The consolidated financial statements of Buyer included in the Buyer SEC Documents (i) have been prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the related notes and schedules thereto) and (ii) fairly present in all material respects the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof, and the results of its operations and its cash flows for the periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments, none of which was material and that, in the case of financial statements included therein which reflect an acquisition accounted for as a purchase, the financial statements for the period succeeding the acquisition are presented on a different basis of accounting than the period prior to the acquisition and are not directly comparable.)

    SECTION 5.9 FORM S-4 REGISTRATION STATEMENT. The Form S-4 Registration Statement and all amendments thereto will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder. Neither the Form S-4 Registration Statement, nor any amendments thereof, will, on the date the Company Proxy Statement is first mailed to stockholders of the Company, at the time of the Company Stockholder Meeting, at the Effective Time or at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that Buyer makes no representation or warranty with respect to any information furnished to it by the Company or any of its accountants, counsel or other authorized representatives in writing specifically for inclusion in the Form S-4 Registration Statement. None of the information with respect to Buyer or any Affiliate of Buyer that has been supplied by Buyer or any of its accountants, counsel or other authorized representatives in writing specifically for use in the Company Proxy Statement will, on the date that the Company Proxy Statement is first mailed to stockholders of the

Company, at the time of the Company Stockholder Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

    SECTION 5.10 NO VOTE REQUIRED. No vote or special meeting of the stockholders of Buyer, WTI or Merger Subsidiary, which has not been obtained, is necessary or required by this Agreement or under applicable law or rule of any national securities exchange to approve the Merger, this Agreement or the transactions contemplated hereby.

    SECTION 5.11 SHARE OWNERSHIP. As of the date hereof, neither Buyer nor any of its Subsidiaries owns any Company Securities or have any option or right to acquire any Company Securities except pursuant to the Option Agreement.

    SECTION 5.12 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Buyer SEC Documents, since the date of the most recent consolidated balance sheet included in the Buyer SEC Documents, there has not been a Material Adverse Effect with respect to Buyer.

    SECTION 5.13 AUTHORIZATION FOR BUYER COMMON STOCK. Buyer will take all necessary action prior to the Closing Date to permit it to issue the number of shares of Buyer Common Stock required to be issued pursuant to this Agreement. All shares of Buyer Common Stock issued pursuant to this Agreement will, when issued, be validly issued, fully paid and nonassessable and no Person will have any preemptive right of subscription or purchase in respect thereof. All shares of Buyer Common Stock will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable state securities laws and will, when issued, be listed on the NYSE, subject to official notice of issuance.

    SECTION 5.14 RELATIONSHIPS. To the Knowledge of Buyer, neither Buyer nor any of its Affiliates has taken or failed to take any action that would reasonably be expected to cause the largest customer of the Company not to continue its present relationship with the Company for the foreseeable future following the Merger on terms at least as favorable to the Company as those in effect during the eight-month period prior to May 31, 1996.

    SECTION 5.15 FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer or any Affiliate of Buyer who would be entitled to any finder's fee or similar commission from Buyer, any Affiliate of Buyer, the Company or any of Company's Affiliates upon consummation of the transactions contemplated by this Agreement.

    SECTION 5.16 ACCOUNTING MATTERS; REORGANIZATION. To the Knowledge of Buyer, neither Buyer nor any of its Affiliates has taken or agreed to take any action or failed to take any action that would prevent Buyer from accounting for the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations; provided, however, that Buyer makes no representation or warranty with respect to any actions which would prevent Buyer from accounting for such transactions as a pooling of interests because of actions or failures to take any action by the Company or any of its Affiliates. Neither Buyer nor any of its Affiliates has taken or agreed to take any action or failed to take any action which action or failure would be reasonably likely to cause the Merger not to qualify as a reorganization under Section 368(a) of the Code.

    SECTION 5.17 DISCLOSURE. No representation or warranty by Buyer contained in this Agreement and no statement contained in any certificate delivered by Buyer pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading when taken together in light of the circumstances in which they were made.

                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

    The Company agrees that:

    SECTION 6.1 CONDUCT OF THE COMPANY. Except as contemplated by this Agreement, and except as set forth in Schedule 6.1 of the Company Disclosure Schedule, from the date hereof until the Effective Time, the Company shall conduct its business only in the ordinary course and shall use its reasonable efforts to preserve intact its business organizations and relationships with suppliers, customers, employees, creditors and other third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, except as contemplated by this Agreement, and except as set forth in Schedule 6.1 of the Company Disclosure Schedule, other than with the prior written consent of Buyer (which consent shall not be unreasonably withheld), from the date hereof until the Effective Time, the Company will not:

        (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such; (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (C) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

        (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any Company Securities (other than the issuance of Shares upon the exercise of Options outstanding on the date of this Agreement in accordance with their current terms) or incorporate or organize any Subsidiary;

       (iii) amend or propose to amend the Company Certificate of Incorporation or Company By-Laws;

       (iv) adopt a plan of merger, complete or partial liquidation or reorganization, acquire or agree to acquire, by merging or consolidating with, by purchasing a substantial portion of the assets of or equity in or by any other manner, any other Person, or otherwise acquire or agree to acquire any assets except (x) as provided in the Cap-Ex Budget or (y) for consideration in the amount of $50,000 in the aggregate for all such acquisitions and except for inventory and supplies in the ordinary course of business consistent with past practice;

        (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than transactions that are in the ordinary course of business and consistent with past practice and not in an amount, individually or in the aggregate, greater than $50,000;

       (vi) incur any Indebtedness, or make any loans, advances or capital contributions to, or other investments in, any other Person (other than (i) expense account advances in the ordinary course of business consistent with past practice, (ii) endorsement of checks made payable to the Company or
    (iii) the acceptance of advances in respect of postage and cash advances for services to be rendered by the Company, each of which shall be in the ordinary course of business and consistent with past practice and, with respect to cash advances for services, shall be for services to be rendered on terms not different from customers not making cash advances for such services), or retire any outstanding Indebtedness before its maturity date;

       (vii) enter into or adopt any Plan, or amend any existing Plan, other than as required by law;

      (viii) (A) make any change in the compensation payable or to become payable to any of the executive officers, directors, agents or consultants of the Company, (B) grant any general increase in base compensation payable to the employees of the Company, (C) enter into or amend any employment, severance, termination or other similar agreement, (D) make any loans to any of the officers, directors, employees, agents or consultants of the Company (other than expense advances in the ordinary course of business consistent with past practice) or (E) except as provided above, make any change in the existing borrowing or lending arrangements of the Company for or on behalf of any of such persons, whether contingent on consummation of the Merger or otherwise.

       (ix) (A) pay, agree to pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any plan, agreement or arrangement other than pursuant to those existing at the date hereof which has been disclosed to Buyer in the Company Disclosure Schedule to any executive officer, director, employee, agent or consultant of the Company except in the ordinary course of business and consistent with past practice, (B) pay or agree to pay or make any arrangement for payment to any executive officer of the Company of any amount relating to unused vacation days, (C) except for commitments existing on the date of this Agreement which have been disclosed to Buyer in the Company Disclosure Schedule, and except for bonus payments in the ordinary course of business consistent with past practice which have been disclosed to Buyer in the Company Disclosure Schedule, commit to adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant of the Company, or (D) amend in any material respect any of the foregoing plans, agreements or arrangements;

        (x) violate or fail to perform any material obligation or duty imposed upon the Company by any applicable federal, state, local, foreign or provincial law, rule, regulation, guideline or ordinance;

       (xi) make or revoke any Tax election or settle or compromise any disputed Tax liability, in each case, material to the Company or change except as required by law (or make a request to any taxing authority to change) any material aspect of its method of accounting for Tax purposes;

       (xii) acquire any shares of capital stock of Buyer;

      (xiii) amend any term of any outstanding security of the Company;

      (xiv) create, assume or suffer to exist any Lien on any asset, other than in the ordinary course of business and consistent with past practice;

       (xv) except as may be required pursuant to GAAP, revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

      (xvi) enter into any new Material Contract, amend in a material adverse manner including, but not limited to, terminate or modify in a material adverse manner (including, but not limited to, any change in payment terms or pricing), any Material Contract in effect as of the date of this Agreement or grant or consent to any waiver of any material provision thereunder which would be materially adverse;

      (xvii) make any capital expenditures (as defined by the Company's accounting procedures in accordance with GAAP) except for those listed in the Company's Cap-Ex Budget;

     (xviii) except to the extent required by applicable law, make any material change in pricing, marketing, purchasing, investment, accounting (including policies and procedures), financial reporting, inventory, credit allowance or Tax practice or policy, including with respect to the method of calculating bad debt, contingency or other reserve;

      (xix) enter into any new line of business;

       (xx) enter into any transactions with an Affiliate other than as disclosed in the Company Disclosure Schedule relating to (I) the payment of compensation to a director, officer or employee or (II) with Graphic Forms, Inc., in each case, on arms-length terms and for business in the amount no greater than $15,000 per annum; or

      (xxi) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

    SECTION 6.2 STOCKHOLDER MEETING; PROXY MATERIAL. (a) The Company shall cause a meeting of its stockholders (including any postponements or adjournments thereto, the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable, but in any event within 20 business days after the mailing of the Company Proxy Statement, for the purpose of voting on the approval and adoption of this Agreement and the Merger. As promptly as practicable following the date of this Agreement, the Company and Buyer shall prepare a proxy statement with respect to the Company Stockholder Meeting (which proxy statement will also constitute the prospectus of Buyer to be included in the Form S-4 Registration Statement to be filed by Buyer pursuant to Section 7.2 hereof) (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's stockholders, is herein called the "Company Proxy Statement"). The Company will
(i) as promptly as practicable following the preparation of the proxy statement file the proxy statement with the SEC, and use its reasonable efforts to have it cleared by the SEC and thereafter mail the Company Proxy Statement to its stockholders; (ii) use its reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the Merger and (iii) otherwise comply with all legal requirements applicable to such meeting. The Company agrees to provide Buyer with all comments or correspondence received from the SEC as to the Company Proxy Statement and the Company and Buyer shall prepare responses to any such comments or correspondence as required to have the Company Proxy Statement cleared by the SEC. The Company may, if it withdraws, modifies or changes its recommendation in accordance with this Section 6.2, delay the filing or mailing, as the case may be, of the Company Proxy Statement or the holding of the Company Stockholder Meeting, in each case only to the extent necessary to revise the Company Proxy Statement to reflect such withdrawal, modification or change and, in the case of the Company Stockholder Meeting, to provide the minimum notice thereof required under applicable law, the Company Certificate of Incorporation and the Company By-laws. The Company will promptly provide Buyer with all financial and other data regarding the Company as may be reasonably requested by Buyer in connection with the Form S-4 Registration Statement.

    (b) The Board of Directors of the Company shall recommend approval of the Merger by the Company's stockholders; PROVIDED, HOWEVER, that such Board shall not be required to make such recommendation, or may withdraw or modify such recommendation, if the Company receives a Superior Proposal (as defined in Section 6.4) or if such Board determines in good faith, on the basis of advice from its outside legal counsel, that facts and circumstances unrelated to any Acquisition Proposal (as defined in Section 6.4) have arisen which may require such Board, in the exercise of its fiduciary duties under applicable law, to take such action.

    SECTION 6.3 ACCESS TO INFORMATION; CONFIDENTIALITY AGREEMENT. From the date hereof until the Effective Time, the Company will give Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of the Company will furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's employees, counsel and financial advisors to cooperate with Buyer in its investigation of the business of the Company; PROVIDED that all requests for access to or to interview the Company's customers, suppliers, lenders or key employees will be directed to and coordinated with the President of the Company or other senior executive of the Company designated by the President; and PROVIDED FURTHER that no investigation pursuant to this Section 6.3 shall affect any representation or warranty given by the Company to Buyer hereunder (although Buyer agrees to advise the Company of any information which, to the knowledge of Buyer, it obtains during such investigation which indicates that any of the representations and warranties made by the Company to Buyer hereunder are not true and correct in all material respects) and any information received by Buyer or its representatives shall remain subject to the Confidentiality Agreement dated June 10, 1996 between Buyer and the Company (the "Confidentiality Agreement").

    SECTION 6.4 NO SOLICITATION. From and after the date hereof, neither the Company nor any Affiliates, directors, officers, employees, agents, attorneys, accountants, financial advisors or other representatives (collectively, "Representatives") of the Company shall, directly or indirectly, solicit, initiate or encourage any Acquisition Proposal (as hereinafter defined) from any Third Party (as hereinafter defined), or engage in or continue discussions or negotiations with, or provide any information to, any Third Party which has made or indicated an intention (whether or not conditional) to make an Acquisition Proposal (or any Representatives of such Third Party), or take any steps in furtherance of the transactions referred to in the SCFM Agreement; PROVIDED, HOWEVER, that the Company may engage in discussions or negotiations with, or provide information to, a Person which makes a Superior Proposal if the Board of Directors of the Company determines in good faith, on the basis of advice from its outside legal counsel, that the failure to take such action would violate the fiduciary obligations of such Board of Directors under applicable law. The Company shall promptly notify Buyer of any Acquisition Proposal received since June 14, 1996, including the price and other significant terms and conditions of and the identity of the Third Party making such Acquisition Proposal and the names and affiliations of all Persons to whom the Company has furnished information pursuant to the foregoing proviso and the nature of such information. As used herein: (i) "Acquisition Proposal" means any proposal or offer, or any expression of interest or intention (whether or not conditional and whether by public announcement or regulatory filing or otherwise), by a Third Party with respect to any acquisition (by tender or exchange offer or otherwise) of 20% or more of the equity securities or assets of the Company or any merger, consolidation or other business combination involving the Company or any inquiry by a Third Party (or any of its Representatives) with respect to the willingness or ability of the Company to receive or discuss any of the foregoing; (ii) "Third Party" means any Person or group of Persons (including, without limitation, any individual which, at any time since June 14, 1996, is or was a director or officer of the Company, and any Person in which one or more such individuals has a 10% or greater equity interest, and any group of which any such individual is a member), but does not include Buyer or any of its Subsidiaries; and (iii) "Superior Proposal" means a bona fide, written and unsolicited (since June 14, 1996) proposal or offer made by a Third Party to acquire 100% of the equity interests in the Company or all or substantially all of the Company's assets which the Board of Directors of the Company determines in good faith and in the exercise of reasonable judgment (based on the advice of financial advisors of nationally recognized reputation as to financial matters and on the advise of outside legal counsel as to legal and regulatory matters) is more favorable to all the Company's stockholders than the Merger, and can be consummated without any significant legal or regulatory impediments and with respect to which the Board has determined, based on the advice of its investment bankers, that such Third Party is financially capable of consummating.

    SECTION 6.5 CONVEYANCE TAXES. The Company shall timely pay any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar Taxes (collectively, the "Conveyance Taxes") which become payable by the Company prior to or as of the Effective Time in connection with the transactions contemplated hereunder or that are required to be paid by the Company in connection therewith. Buyer shall cooperate with the Company in the preparation, execution and filing of all Tax Returns regarding any such Conveyance Taxes.

    SECTION 6.6 MONTHLY FINANCIAL STATEMENTS. The Company shall provide Buyer, within 10 days following the end of each month, with an unaudited balance sheet and income and cash flow statement of the Company for each month during the period from the date of this Agreement until the Effective Time which shall be certified to by the Company's Treasurer.

    SECTION 6.7 PAYMENT OF RECEIVABLES AND PAYABLES. The Company shall collect, as of the Closing Date, all receivables owed to the Company by any director, officer, employee or Affiliate of the Company and the Company shall pay to the foregoing all payables owing to them other than (i) the loan in the amount of $3,000 listed in item (1) of Schedule 4.13(f) and items 2 and 4 of
Schedule 4.32 of the Company Disclosure Schedule and (ii) with respect to the matters expressly permitted by Section 6.1 (xx) hereof).

    SECTION 6.8 DATA COMMAND. No later than ten business days following the date of this Agreement, the Company shall purchase at no cash cost and hold in its treasury not less than 39,304 of the 50,000 Shares (which Shares are presently held by the Company as collateral against accounts receivable for print orders placed by Data Command Ltd. ("Data Command")) with a market value equal to the outstanding principal and interest of Data Command's payment obligation to the Company and shall issue to Gene Schecter, the registered holder of such collateral, a new stock certificate representing not more than 10,696 Shares, with a market value equal to the amount by which the market value of the collateral exceeds such obligation. The interest claim is based upon monthly account statements including a monthly 1.5% service charge (18% per year) on amounts due over 60 days. The Company estimates the amount of principal and unpaid interest in respect of the obligation of Data Command to be approximately $226,000 as of the date of this Agreement.

    SECTION 6.9 NOTICE OF WITHDRAWAL. The Company shall deliver, within five business days after the date of this Agreement, proper written notice to the Trust of its intention to withdraw from the Trust as of December 31, 1996.

    SECTION 6.10 EXCESS CASH. The Company shall deliver to Buyer, within five business days prior to the Company Stockholder Meeting, a certificate signed by its President or Treasurer specifying the amount of Excess Cash which the Company will have available on the Closing Date, which amount may be used to pre-pay Indebtedness on the Closing Date, which prepayment shall still permit the Company to meet its obligations set forth in Section 9.3 (vi) hereof. For purposes of this Agreement, Excess Cash means the amount of cash so specified in such certificate.

    SECTION 6.11 NEW YORK QUALIFICATION. Within five business days from the date of this Agreement, the Company shall file an application with all appropriate Governmental Entities in the State of New York to qualify the Company to transact business in the State of New York and shall use its reasonable efforts to otherwise cause the Company to qualify to transact business in the State of New York prior to the Effective Time.

                                  ARTICLE VII
                               COVENANTS OF BUYER

    Buyer and Merger Subsidiary agree that:

    SECTION 7.1 VOTING OF SHARES. Except as otherwise permitted by the Option Agreement, at the Company Stockholder Meeting, Buyer and Merger Subsidiary shall vote all Shares, if any, which they have the right to vote in favor of adoption and approval of this Agreement at the Company Stockholder Meeting.

    SECTION 7.2 REGISTRATION STATEMENT AND COMPANY PROXY STATEMENT. Buyer will, as promptly as practicable following the date of this Agreement, prepare and, following receipt of notification from the SEC that it has no further comments on the Company Proxy Statement, file with the SEC a registration statement on Form S-4 (the "Form S-4 Registration Statement"), containing the Company Proxy Statement, and the prospectus in connection with the registration under the Securities Act of Buyer Common Shares issuable upon conversion of the Shares and the other transactions contemplated hereby and will use its reasonable efforts to have the Form S-4 Registration Statement declared effective by the SEC as promptly as practicable. Buyer will cooperate with the Company in the preparation and filing of the Company Proxy Statement and will provide the Company with all financial and other data concerning Buyer (including, if required, pro forma financial statements and financial and other data regarding the other parties to the transactions described in Schedule 7.2 of Buyer Disclosure Schedule) as is necessary in order for the Company to prepare the Company Proxy Statement.

    SECTION 7.3 BLUE SKY PERMITS. Buyer shall use its reasonable efforts to obtain, prior to the effective date of the Form S-4 Registration Statement, all necessary state securities laws or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement and the Merger, and will pay all expenses incident thereto; provided, however, that the foregoing shall not require Buyer to submit to jurisdiction or require it to qualify to do business in any jurisdiction where it is not presently required to submit to jurisdiction or be qualified to do business.

    SECTION 7.4 NYSE LISTING. Buyer shall use its reasonable efforts to cause the shares of Buyer Common Stock constituting the Merger Consideration to be listed on the NYSE, subject to notice of official issuance thereof.

    SECTION 7.5 INDEMNIFICATION. Buyer agrees that all rights to indemnification and limitation of liability now existing in favor of the employees, agents, directors or officers of the Company as provided in the Company Certificate of Incorporation and Company Bylaws shall survive the Merger and shall continue in full force and effect for three years after the Effective Time. Any permissive provision therein relating to rights of indemnification shall be deemed mandatory to the maximum extent permitted by law.

    SECTION 7.6 EMPLOYEE BENEFITS. For a period of at least one year following the Effective Time, Buyer shall cause the Surviving Corporation to maintain pension and welfare benefit plans for the employees of the Company providing benefits in the aggregate at least substantially equivalent to benefit plans for such employees in place immediately prior to the Effective Time and, following the expiration of such one-year period, the Surviving Corporation shall, at its sole option, continue to provide benefits to such employees which are either (x) comparable to those provided pursuant to such pension and welfare benefit plans as were maintained by the Company at March 31, 1996 or (y) comparable to those provided to employees of WTI from time-to-time.

                                  ARTICLE VIII
                     COVENANTS OF BUYER, MERGER SUBSIDIARY
                                AND THE COMPANY

    The parties hereto agree that:

    SECTION 8.1 REASONABLE EFFORTS; COOPERATION; POOLING OF INTERESTS. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of Buyer, Merger Subsidiary and the Company agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable, to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings with, and the taking of all other reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity; (ii) the obtaining of all necessary consents, approvals or waivers from Persons other than Governmental Entities, including under Material Contracts; (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

    (b) Each of Buyer, Merger Subsidiary and the Company shall cooperate and work together, with its respective accountants, with the objective that the Merger will qualify as a pooling of interests under GAAP.

    (c) Each of Buyer, Merger Subsidiary and the Company shall use its reasonable efforts not to take any action, or to enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue in any material respect or to result in a material breach of any of its covenants in this Agreement.

    SECTION 8.2 PUBLIC ANNOUNCEMENTS. Buyer and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby, and afford each other a reasonable opportunity to review and comment on the foregoing and, except as may be required by applicable law or any listing agreement with any national securities exchange or National Association of Securities Dealers, Inc. as determined by Buyer, Merger Subsidiary or the Company, as the case may be, will not issue any such press release or make any such public statement prior to such consultation and opportunity to review and comment.

    SECTION 8.3 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

    SECTION 8.4 SAMANS AND OTHER EMPLOYMENT AGREEMENTS. At the Effective Time, the Company and Samans shall enter into an employment agreement (the "Samans Employment Agreement") and Buyer and Mr. Samans shall enter into the Non-Competition Agreement in the form of Exhibits 1 and 2 hereto, respectively, Buyer shall deliver to Samans a promissory note in form of Exhibit 3 hereto (the "Buyer Promissory Note"), and the Company shall enter into employment agreements with certain members of management specified by Buyer and reasonably agreed to by Samans (the "Employment Agreements").

    SECTION 8.5 AMENDMENT OF SAMANS PROMISSORY NOTE. At the Effective Time, the promissory note, dated January 1, 1994, the outstanding principal balance of which will be no more than $406,000, evidencing loans made by the Company to Samans (the "Samans Promissory Note") will be replaced by an amended and restated promissory note in the terms set forth on Exhibit 4 hereto (the "Amended Samans Promissory Note").

    SECTION 8.6 EFFECTIVE REGISTRATION STATEMENT. Buyer and the Company will, and will cause their accountants and lawyers to, use their reasonable efforts to have or cause the Form S-4 Registration Statement declared effective as promptly as practicable, including, without limitation, causing their accountants to deliver necessary or required instruments such as opinions and certificates, and will take any other action required or necessary to be taken under federal or state securities laws or otherwise in connection with the registration process.

    SECTION 8.7 TAX-FREE REORGANIZATION TREATMENT. The Company and Buyer and Merger Subsidiary shall execute and deliver to Wolf, Block, Schorr and Solis-Cohen, special counsel to the Company, certificates substantially in the form attached hereto as Exhibit 5 and Exhibit 6 (the "Company Tax Certificate" and the "Buyer Tax Certificate", respectively) at such time or times as reasonably requested by such law firm in connection with its delivery of an opinion with respect to the transactions contemplated hereby, and shall provide a copy thereof to Buyer and the Company. Prior to the Effective Time, none of the Company, Buyer and Merger Subsidiary shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the information, representations or covenants in Exhibit 5 or Exhibit 6, as the case may be.

    SECTION 8.8 NOTIFICATION OF CERTAIN MATTERS. (a) The Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Company, of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of the Company, Buyer or Merger Subsidiary, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any material contract or agreement, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (v) any Material Adverse Effect; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this
Section 8.8 shall not cure such breach or noncompliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    (b) Advice of Changes. The Company shall confer on a regular and frequent basis with Buyer with respect to the Company's business and operations and other matters relevant to the Merger, and Buyer and the Company shall promptly advise the other, orally and in writing, of any change or event, including, without limitation, any complaint, investigation or hearing by any Governmental Entity (or communication indicating the same may be contemplated) or the institution or threat of litigation, having, or which, insofar as can be reasonably foreseen, would have, a Material Adverse Effect on the Company or Buyer or on the ability of the Company or Buyer to consummate the transactions contemplated hereby.

    SECTION 8.9 POOLING. The Company and Buyer each agrees that it will not, to its Knowledge, take any action which could prevent the Merger from being accounted for as a pooling of interests for accounting purposes (under Accounting Principles Board Opinion No. 16) and the Company will bring to the attention of Buyer, and Buyer will bring to the attention of the Company, any actions, or agreements or understandings, whether written or oral, that would be reasonably likely to prevent Buyer from accounting for the Merger as a pooling of interests. Each of the Company and Buyer will use its reasonable efforts to inform all of its Affiliates and other relevant employees as to those actions that should or should not be taken by such Persons so that the Merger will be accounted for as a pooling of interests.

    SECTION 8.10 SEC FILINGS. Each of Buyer and the Company shall promptly provide the other party (or its counsel) with copies of all filings made by the other party or its Affiliates with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby and to provide each other with all of its SEC filings under the Securities Act or Exchange Act after the date of this Agreement.

    SECTION 8.11 AFFILIATES. (a) Prior to the Effective Time, the Company shall cause to be prepared and delivered to Buyer a list (reasonably satisfactory to counsel for Buyer) identifying each

Person who, at the time of the Company Stockholder Meeting, may be deemed to be an "affiliate" of the Company, as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Company Rule 145 Affiliates"). The Company shall use its reasonable efforts to cause each Person who is identified as a Company Rule 145 Affiliate in such list to deliver to Buyer on or prior to the Effective Time a written agreement, in form previously approved by the parties hereto (the "Affiliate Letter"), that such Company Rule 145 Affiliate will not (i) sell, pledge, transfer or otherwise dispose of, or in any other way reduce such Company Rule 145 Affiliate's risk relative to, any Shares or any shares of Buyer Common Stock issued to such Company's Rule 145 Affiliate in connection with the Merger, except pursuant to an effective registration statement or in compliance with such Rule 145 or another exemption from the registration requirements of the Securities Act or (ii) sell or in any other way reduce such Company Rule 145 Affiliate's risk relative to any Shares or any shares of Buyer Common Stock received in the Merger (within the meaning of Section 201.01 of the SEC's Financial Reporting Release No. 1) during the period commencing 30 days prior to the Effective Time and ending at such time as financial results (including combined sales and net income) covering at least 30 days of post-Merger operations have been published by Buyer except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC.

    (b) Promptly upon the Company obtaining Knowledge of Persons who, to the Knowledge of the Company, following the date of this Agreement until the Effective Time, become "affiliates" of the Company for purposes of Rule 145 of the Securities Act, the Company shall identify any such Person in writing to Buyer, and will use its reasonable efforts to cause such Persons prior to the mailing of the Company Proxy Statement, or if thereafter as soon as reasonably practicable, to deliver to Buyer an Affiliate Letter; PROVIDED, HOWEVER, that the Company will not affirmatively, without the prior written consent of Buyer, take any action, by hiring or appointing a new officer or director or otherwise, so as to cause any Person to become an "affiliate" unless such Person executes an Affiliate Letter prior thereto.

    (c) Prior to the Effective Time, Buyer shall cause to be prepared and delivered to the Company a list (reasonably satisfactory to counsel for the Company) identifying each Person who, at the time of the Company Stockholder Meeting, may be deemed to be an "affiliate" of Buyer, as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Buyer Rule 145 Affiliates"). Buyer shall use its reasonable efforts to cause each Person who is identified as a Buyer Rule 145 Affiliate in such list to deliver to the Company on or prior to the Effective Time an Affiliate Letter that such Buyer Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of, or in any other way reduce such Buyer Rule 145 Affiliate's risk relative to, any Shares or any shares of Buyer Common Stock during the period commencing 30 days prior to the Effective Time and ending at such time as the financial results (including combined sales and net income) covering at least 30 days of post-Merger operations have been published by Buyer except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC. As soon as reasonably practicable, but in no event later than 45 days after the end of the first full fiscal quarter of Buyer which includes results covering at least 30 days of post-Merger combined operations of Buyer and the Company, Buyer shall publish its results of operations for such fiscal quarter.

    SECTION 8.2 REVIEW LETTERS. (a) The Company shall use its reasonable efforts to cause to be delivered to Buyer "review" letters of Grant Thornton LLP, the Company's independent public accountants, dated the date on which the Form S-4 Registration Statement shall become effective and as of the date of the Company Stockholder Meeting, and addressed to Buyer and the Company, in the form and substance reasonably satisfactory to Buyer and as is reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

    (b) Buyer shall use its reasonable efforts to cause to be delivered to the Company "review" letters of Deloitte & Touche LLP, Buyer's independent public accountants, dated the date on which the Form

S-4 Registration Statement shall become effective and as of the date of the Company Stockholder Meeting, and addressed to the Company and Buyer, in form and substance reasonably satisfactory to the Company and as is reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                                   ARTICLE IX
                            CONDITIONS TO THE MERGER

    SECTION 9.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company, Buyer and Merger Subsidiary to consummate the Merger are subject to the satisfaction on or prior to the Effective Time of the following conditions, subject, to the extent permitted by applicable law, that such conditions may be waived by the Company and Buyer:

        (i) STOCKHOLDER APPROVAL. The Merger shall have been duly approved by a majority of the outstanding Shares entitled to vote thereon in accordance with applicable law.

        (ii) LISTING OF BUYER COMMON STOCK. The shares of Buyer Common Stock issuable in accordance with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

        (iii) REGISTRATION STATEMENT. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no order suspending such effectiveness shall have been issued and remain in effect.

        (iv) APPROVALS. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, shall have been obtained, shall have been made or shall have occurred.

        (v) NO INJUNCTION OR LITIGATION. (A) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall make illegal or otherwise restrict, prevent or prohibit the consummation of the Merger or any transactions contemplated hereby and (B) there shall not have been instituted or be pending, or threatened, any suit, action or proceeding by (x) any Governmental Entity to restrain, prohibit or invalidate the Merger or (y) by any other Person which is more likely than not to have such effect.

    SECTION 9.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the satisfaction on or prior to the Effective Time of the following conditions, subject, to the extent permitted by applicable law, that such conditions may be waived by the Company:

        (i) PERFORMANCE OF OBLIGATIONS OF BUYER AND MERGER SUBSIDIARY. Each of Buyer and Merger Subsidiary will have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Effective Time.

        (ii) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer and Merger Subsidiary set forth in this Agreement shall be true and correct in all material respects (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date and time).

        (iii) CLOSING CERTIFICATE. The Company shall have received a certificate signed by the Chief Executive Officer or Chief Operating Officer of Buyer, dated the Closing Date, to the effect that, the conditions set forth in Section 9.2(i) and 9.2(ii) hereof have been satisfied.

        (iv) TAX OPINION. The Company shall have received an opinion of Wolf, Block, Schorr and Solis-Cohen, counsel to the Company, in form and substance reasonably satisfactory to the Company, dated as of the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts then existing, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and, accordingly, for United States federal income tax purposes, that:

        (A) no gain or loss will be recognized by the Company, Buyer or Merger Subsidiary as a result of the Merger;

        (B) no gain or loss will be recognized by any stockholder of the Company whose Shares are exchanged solely for Buyer Common Stock pursuant to the Merger (except with respect to cash received by a holder of Shares in lieu of a fractional share interest in Buyer Common Stock);

        (C) the tax basis of Buyer Common Stock received by a holder of Shares in the Merger will be the same as the tax basis of the Shares surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest in Buyer Common Stock for which cash is received); and

        (D) the holding period of the shares of Buyer Common Stock received by a holder of Shares in the Merger will include the period during which such Shares surrendered in exchange therefor were held, provided that such Shares were held as capital assets at the Effective Time.

    In rendering such opinion, such firm may require and rely upon representations contained in the Buyer Tax Certificate, the Company Tax Certificate and such other certificates from such other Persons as such firm may reasonably require. Such an opinion may contain such further assumptions and qualifications as are customary in legal opinions concerning federal income taxation.

        (v) BUYER RULE 145 AFFILIATE AGREEMENTS. The Company shall have received the Affiliate Letters specified in Section 8.11(c) from Buyer Rule 145 Affiliates.

        (vi) OPINION OF BUYER'S AND MERGER SUBSIDIARY'S COUNSEL. The Company shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to the Buyer and Merger Subsidiary, in a form reasonably satisfactory to counsel to the Company, substantially to the effect set forth in Annex A hereto.

    SECTION 9.3  CONDITIONS TO THE OBLIGATIONS OF BUYER AND MERGER
SUBSIDIARY. The obligations of Buyer and Merger Subsidiary to consummate the Merger are subject to the satisfaction on or prior to the Effective Time of the following conditions, subject, to the extent permitted by applicable law, that such conditions may be waived by Buyer:

        (i) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company will have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Effective Time.

        (ii) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date and time).

        (iii) CLOSING CERTIFICATE. Buyer and Merger Subsidiary shall have received a certificate signed by the President or Treasurer of the Company, dated the Closing Date, to the effect that, the conditions set forth in
    Section 9.3(i), 9.3(ii) and 9.3(vi) hereof have been satisfied.

        (iv) MATERIAL ADVERSE EFFECT, ETC. Since the date of this Agreement, there shall have been no event, occurrence or facts which have or would reasonably be expected to have a Material Adverse Effect with respect to the Company or result in any material reduction in revenues from its largest customer and (ii) the Company shall reasonably expect, as of the Closing Date, to generate net income, before net interest expense, income taxes, depreciation and amortization, for its fiscal year ended September 30, 1996 in an amount not materially less than the amount specified in the Company's budget dated as of June 21, 1996 which has previously been provided to Buyer; and Buyer shall have received a certificate, dated the Closing Date, signed on behalf of Company by its President or its Treasurer to such effect.

        (v) AFFILIATE AGREEMENTS. Buyer shall have received the Affiliate Letters specified in Section 8.12(a) from Company Rule 145 Affiliates.

        (vi) FINANCIAL CONDITIONS. As shown on the most recent monthly financial statements of the Company delivered pursuant to Section 6.6 hereof prior to the Effective Time, in each case, to the extent applicable, as determined in accordance with GAAP and utilizing the same accounting principles and practices as set forth in the audited Company Financial Statements, the Company shall have (a) outstanding Indebtedness of no more than $5,100,000, (b)(1) net working capital, including Cash ("Cash" for this purpose meaning all cash and cash equivalents of the Company, less all costs and expenses incurred or to be incurred or payable by the Company relating to the Merger, whether or not accrued, and not yet paid as the date of such balance sheet (but the calculation of net working capital shall exclude (i) any such amounts reflected as current liabilities which have been already accrued and (ii) any such amounts reflected in current assets as prepaid expenses which have not yet been expensed)), of at least $4,800,000 (excluding the current portion of outstanding Indebtedness and notes receivable), which minimum requirement shall be increased by any proceeds received by the Company from any exercise of any Options and (2) cash and cash equivalents (less Excess Cash) in excess of outstanding customer advances; (c) book equity of at least $7,200,000; and (d) collected any receivables owing to the Company from Affiliates and have no payables accrued, unaccrued or contingent owing to Affiliates other than payables in the ordinary course of business consistent with past practice for compensation owing to directors, officers or employees or payables and receivables which are permitted to be outstanding by Section 6.7 hereof; PROVIDED, HOWEVER, that in the event that as of or prior to the Effective Time (A) the Company has purchased, received delivery of and installed a new printing press, with a fully installed cost of no more than $1,300,000 and on terms (other than dollar amount) reasonably satisfactory to Buyer, and/or
    (B) the Company has made a loan to Elite, in an amount of not more than $200,000 and on terms (other than dollar amount) reasonably satisfactory to Buyer, and/or (C) the Company has purchased two Siemens duplex imagers and related equipment for not more than $970,000 and on terms other than the dollar amount reasonably satisfactory to Buyer, the amount of Indebtedness in clause (a) above and the amount of net working capital in clause (b) above shall be adjusted as follows: (x) to the extent that the total cash utilized for such transactions is $700,000 or less, the amount of net working capital specified in the foregoing clauses shall be decreased by the amount of cash so utilized and (y) to the extent that the total cash utilized for such transactions is greater than $700,000, the amount of net working capital specified shall be decreased by the amount of cash so utilized and the amount of

    Indebtedness specified shall be increased by the amount of Indebtedness incurred in connection with such transactions but, in any event, (i) the amount of Indebtedness shall be increased by no more than $1,000,000 and
    (ii) the sum of the absolute value of the decrease in net working capital and the increase in the amount of Indebtedness pursuant to this clause (y) shall not exceed the amount by which total cash utilized for such transactions is greater than $700,000.

        (vii) DISSENTING SHARES. Appraisal rights pursuant to Section 262 of the DGCL shall not have been perfected by holders of Shares with respect to more than 225,000 Shares.

        (viii) CONSENTS UNDER AGREEMENTS. The consent or approval of each Person (other than Governmental Entities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any indenture, mortgage, evidence of indebtedness, lease or other agreement or instrument, except where the failure to obtain the same would not reasonably be expected to have a Material Adverse Effect on the Company (or the Surviving Corporation following the Merger), or the consummation of the transactions contemplated hereby shall have been obtained.

        (ix) POOLING. Buyer shall have received a letter from Deloitte & Touche LLP to the effect that pooling of interests accounting (under Accounting Principles Board Opinion No. 16) is appropriate for the Merger, provided that the Merger is consummated in accordance with the terms of this Agreement.

        (x) EMPLOYMENT AND NON-COMPETITION AGREEMENTS. The Company and Samans shall have entered into the Samans Employment Agreement; Samans shall have entered into the Non-Competition Agreement with Buyer; and the other individuals identified by Buyer pursuant to Section 8.4 hereof shall have entered into the Employment Agreements with the Company.

        (xi) EMPLOYEE STOCK OPTION CONSENTS. The Company shall have delivered to Buyer all consents, if any, referenced in the last sentence of Section
    1.10 relating to the treatment of outstanding Options.

        (xii) OPINION OF COMPANY'S COUNSEL. Buyer and Merger Subsidiary shall have received the opinion of Wolf, Block, Schorr and Solis-Cohen, counsel to the Company, in a form reasonably satisfactory to counsel to Buyer and Merger Subsidiary, substantially to the effect set forth in Annex B hereto.

        (xiii) CONTINUED RELATIONSHIPS. Buyer shall be reasonably satisfied that the Company's relationship with its largest customer will continue for the foreseeable future following the Merger on terms at least as favorable to the Company as those in effect during the eight-month period prior to May 31, 1996.

                                   ARTICLE X
                                  TERMINATION

    SECTION 10.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

        (i) by mutual written consent of the Company and Buyer;

        (ii) by either the Company or Buyer, if the Merger has not been consummated by January 31, 1997 (as such date may be extended by mutual agreement or pursuant to the proviso to this sentence, the "Outside Termination Date"); PROVIDED, HOWEVER, that the right to terminate this Agreement under this paragraph shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to consummate the Merger by the Outside Termination Date;

       (iii) by either the Company or Buyer, if there shall be any law or regulation that makes consummation of the Merger illegal or if any judgment, injunction, order or decree enjoining Buyer or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

       (iv) by the Company if (A) there shall have been a breach of any representation or warranty on the part of Buyer or Merger Subsidiary set forth in this Agreement, or if any representation or warranty of Buyer or Merger Subsidiary shall have become untrue, in either case such that the condition set forth in Section 9.2(ii) would be incapable of being satisfied by the Outside Termination Date or (B) there shall have been a breach by Buyer or Merger Subsidiary of any of their respective covenants or agreements hereunder having a Material Adverse Effect on Buyer or materially adversely affecting (or materially delaying) the consummation of the Merger, and Buyer or Merger Subsidiary, as the case may be, has not cured such breach within 30 business days after notice by the Company thereof;

        (v) by Buyer if (A) there shall have been a breach of any representation or warranty on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the condition set forth in Section 9.3(ii) would be incapable of being satisfied by the Outside Termination Date or (B) there shall have been a breach by the Company of its covenants or agreements hereunder having a Material Adverse Effect on the Company or materially adversely affecting (or materially delaying) the consummation of the Merger, and the Company has not cured such breach within 30 business days after notice by Buyer or Merger Subsidiary thereof;

       (vi) by Buyer if the Board of Directors of the Company shall not have recommended the Merger to the Company's stockholders, or shall have withdrawn or modified in a manner adverse to Buyer such recommendation, or shall have withdrawn or modified its approval of this Agreement, or shall have resolved to do any of the foregoing;

       (vii) by either Buyer or the Company if the Board of Directors of the Company determines that an Acquisition Proposal is a Superior Proposal; PROVIDED, HOWEVER, that the Company may not terminate this Agreement pursuant to this clause (vii) unless (x) the Company has complied with its obligations under Section 6.4, (y) ten business days (the "Period") shall have elapsed after delivery by the Company to Buyer of a notice of such determination by its Board of Directors and during the Period the Company shall have fully cooperated with Buyer with the objective of enabling Buyer to modify the terms of the Merger so that the Merger may be consummated, and
    (z) at the end of the Period the Board of Directors shall have again made a determination that such Acquisition Proposal is a Superior Proposal and promptly thereafter the Company and the Third Party (as defined in Section 6.4) which made such Acquisition Proposal enter into a definitive agreement to effect such Acquisition Proposal;

      (viii) by either Buyer or the Company, if, at any time following the receipt by the Company of an Acquisition Proposal (as defined in Section 6.4) or the taking by the Company of any action pursuant to the proviso to
    Section 6.4, the Company Stockholder Meeting is held and the Company's stockholders fail to approve the Merger by the requisite vote; PROVIDED, HOWEVER, that Buyer may not terminate this Agreement under this subsection unless Buyer shall have executed and delivered to the Company a proxy (which it has not revoked) with respect to the Shares subject to the Option Agreement voting such Shares in favor of the approval and adoption of this Agreement;

       (ix) by Buyer, if the Average Stock Price is greater than $16.50; or

        (x) by the Company, if the Average Stock Price is less than $11.50.

    The party desiring to terminate this Agreement pursuant to this Section 10.1 (other than with respect to Section 10.1 (i)) shall give written notice of such termination to the other party.

    SECTION 10.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 10.1 hereof, this Agreement shall become void and of no effect with no liability on the part of any party hereto; PROVIDED that (i) the agreement contained in Sections 8.2 and 12.4 hereof shall survive the termination hereof; (ii) the Confidentiality Agreement and provisions in Section
6.3 hereof with respect thereto shall remain in full force and effect and (iii) nothing contained in this Section 10.2 shall relieve any party from liability for any breach of this Agreement.

                                   ARTICLE XI
                                 DEFINED TERMS

    For the purposes of this Agreement, the following terms shall have the following respective meanings:

    "Acquisition Proposal" shall have the meaning set forth in Section 6.4. (a).

    "Affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

    "Affiliate Letter" shall have the meaning set forth in Section 8.12 (a) hereof.

    "Agreement" shall have the meaning set forth in the Introduction.

    "Amended Samans Promissory Note" shall have the meaning set forth in Section 8.5.

    "Average Stock Price" shall have the meaning set forth in Section 1.2 (a).

    "blue sky" shall have the meaning set forth in Section 7.3.

    "Buyer" shall have the meaning set forth in the Introduction.

    "Buyer Certificates" shall have the meaning set forth in Section 1.3 (a).

    "Buyer Class B Common Stock" shall have the meaning set forth in Section
5.5.

    "Buyer Common Stock" shall have the meaning set forth in the Introduction.

    "Buyer Credit Agreement" shall mean the Credit Agreement, dated as of November 28, 1995 and as amended and restated as of March 19, 1996, among Buyer, Treasure Chest Advertising Company, Inc., various banks, Bank of America NT & SA, The Industrial Bank of Japan Limited and Nationsbank, N.A. , as co-agents, Credit Suisse, as Documentation Agent and Bankers Trust Company, as Administrative Agent.

    "Buyer Preferred Stock" shall have the meaning set forth in Section 5.5.

    "Buyer Promissory Note" shall have the meaning set forth in Section 8.4.

    "Buyer Rule 145 Affiliates" shall have the meaning set forth in Section 8.11
(c).

    "Buyer SEC Documents" shall have the meaning set forth in Section 5.7.

    "Buyer Securities" shall have the meaning set forth in Section 5.5.

    "Buyer Tax Certificate" shall have the meaning set forth in Section 8.7.

    "Cap-Ex Budget" shall have the meaning set forth in Section 4.13 (h).

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    "Carcioppolo" shall have the meaning set forth in Section 4.10.

    "Cash" shall have the meaning set forth in Section 9.3 (vi).

    "Certificate of Merger" shall have the meaning set forth in Section 1.1 (b).

    "Closing" shall have the meaning set forth in Section 2.1.

    "Closing Date" shall have the meaning set forth in Section 2.1.

    "Code" shall have the meaning set forth in the Introduction.

    "Company" shall have the meaning set forth in the Introduction.

    "Company By-laws" shall have the meaning set forth Section 2.2 (d).

    "Company Certificate of Incorporation" shall have the meaning set forth in
Section 2.2 (d).

    "Company Disclosure Schedule" shall have the meaning set forth in Section
4.1.

    "Company Financial Statements" shall have the meaning set forth in Section 4.8.

    "Company Proxy Statement" shall have the meaning set forth in Section 6.2
(a).

    "Company Rule 145 Affiliate" shall have the meaning set forth in Section
8.11 (a).

    "Company SEC Documents" shall have the meaning set forth in Section 4.7.

    "Company Securities" shall have the meaning set forth in Section 4.5.

    "Company Stockholder Meeting" shall have the meaning set forth in Section
6.2.

    "Company Tax Certificate" shall have the meaning set forth in Section 8.7.

    "Confidentiality Agreement" shall have the meaning set forth in Section 6.3.

    "Conversion Number" shall have the meaning set forth in Section 1.2 (a).

    "Conveyance Taxes" shall have the meaning set forth in Section 6.5.

    "Data Command" shall have the meaning set forth in Section 6.8 hereof.

    "Dissenting Shares" shall have the meaning set forth in Section 1.11 (a).

    "DGCL" shall have the meaning set forth in Section 1.1 (a).

    "Effective Time" shall have the meaning set forth in Section 1.1 (b).

    "Elite" shall have the meaning set forth in Section 4.12.

    "employee pension benefit plan" shall have the meaning set forth in Section
4.16 (a).

    "employee welfare benefit plan" shall have the meaning set forth in Section
4.16 (a).

    "Employment Agreements" shall have the meaning set forth in Section 8.4 hereof.

    "Environmental Claim" shall have the meaning set forth in Section 4.20 (a).

    "Environmental Laws" shall have the meaning set forth in Section 4.20 (a).

    "ERISA" shall have the meaning set forth in Section 4.16 (a).

    "ERISA Affiliate" shall have the meaning set forth in Section 4.16 (a).

    "ERISA Plans" shall have the meaning set forth in Section 4.16 (a).

    "Excess Cash" shall have the meaning set forth in Section 6.10 hereof.

    "Exchange Act" shall have the meaning set forth in Section 4.3.

    "Exchange Agent" shall have the meaning set forth in Section 1.3 (a).

    "Exchange Fund" shall have the meaning set forth in Section 1.3 (a).

    "Fleet" shall have the meaning set forth in Section 4.34.

    "Form S-4 Registration Statement" shall have the meaning set forth in
Section 7.2

    "GAAP" shall have the meaning set forth in Section 4.8.

    "Governmental Entity" shall have the meaning set forth in Section 4.3.

    "HSR Act" shall have the meaning set forth in Section 4.3.

    "Indebtedness" as applied to any Person, shall mean: (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money;
(d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person and (f) any guarantee of any of the above. For purposes of
Section 9.3 (vi), Indebtedness shall also include any amounts due, including premiums and penalties, upon prepayment of outstanding Indebtedness and any negative cash balance.

    "Intangible Property" shall have the meaning set forth in Section 4.22 (a).

    "Janney" shall have the meaning set forth in Section 4.11.

    "Knowledge" shall mean, with respect to the Company, the actual knowledge, after due inquiry, of any officer of the Company (and shall include for purposes of the representation and warranties made pursuant to Section 4.20 hereof, the person in charge of risk management or environmental matters for the Company) and shall mean, with respect to Buyer, the executive officers of Buyer.

    "Licenses" shall have the meaning set forth in Section 4.26.

    "Lien" shall have the meaning set forth in Section 4.4.

    "Material Adverse Effect" shall have the meaning set forth in Section 4.1.

    "Material Contracts" shall have the meaning set forth in Section 4.23 (b).

    "Materials of Environmental Concern" shall have the meaning set forth in
Section 4.20 (a).

    "Measurement Period" shall have the meaning set forth in Section 1.2 (a).

    "Merger" shall have the meaning set forth in the Introduction.

    "Merger Consideration" shall have the meaning set forth in Section 1.2 (a).

    "Merger Subsidiary" shall have the meaning set forth in the Introduction.

    "multiemployer plan" shall have the meaning set forth in Section 4.16 (c).

    "Non-Competition Agreement" set forth in Section 8.4.

    "NYSE" shall have the meaning set forth in Section 1.2 (a).

    "Option" shall have the meaning set forth in Section 1.10.

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

    "Option Agreement" shall have the meaning set forth in Section 4.10.

    "Outside Termination Date" shall have the meaning set forth in Section 10.1
(ii).

    "Period" shall have the meaning set forth in Section 10.1 (vii).

    "Permitted Lien" shall mean, as to any Person: (a) Liens for Taxes, assessments and governmental charges or levies not yet due and payable; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days or (ii) are being contested in good faith (and for which adequate reserves have been provided); and (c) with respect to real property to the extent the same do not (x) render title to the property encumbered thereby unmarketable and (y) individually or in the aggregate, materially adversely affect the value or use of such property for its current purposes, (i) survey exceptions, (ii) reciprocal easement agreements, and (iii) other customary non-monetary encumbrances on title to real property; provided, however, that none of the foregoing in clauses (a) through (c) shall have a Material Adverse Effect on the Company.

    "Person" shall have the meaning set forth in Section 1.4.

    "Phase I Study Conclusions and Recommendations" shall have the meaning set forth in Section 4.20 (b).

    "Plans" shall have the meaning set forth in Section 4.16 (a)

    "Preferred Stock" shall have the meaning set forth in Section 4.5.

    "Representative" shall have the meaning set forth in Section 4.19.

    "Representatives" shall have the meaning set forth in Section 6.4.

    "Samans" shall have the meaning set forth in Section 2.4 (a).

    "Samans Employment Agreement" shall have the meaning set forth in Section
8.4.

    "Samans Promissory Note" shall have the meaning set forth in Section 8.5.

    "SCFM Agreement" shall have the meaning set forth in Section 4.11

    "SEC" shall have the meaning set forth in Section 4.7.

    "Secretary of State" shall have the meaning set forth in Section 1.1 (b).

    "Securities Act" shall have the meaning set forth in Section 4.3.

    "Share Certificates" shall have the meaning set forth in Section 1.3 (b).

    "Shares" shall have the meaning set forth in the Introduction.

    "single employer" shall have the meaning set forth in Section 4.16 (a).

    "SPD" shall have the meaning set forth in Section 4.16(b)

    "Stock Option Plan" shall have the meaning set forth in Section 1.10.

    "Subsidiary" shall have the meaning set forth in Section 4.6 (a).

    "Substitute Option" shall have the meaning set forth in Section 1.10.

    "Superior Proposal" shall have the meaning set forth in Section 6.4.

    "Surviving Corporation" shall have the meaning set forth in Section 1.1 (a).

    "Tax Return" shall have the meaning set forth in Section 4.15 (b) (ii).

    "Taxes" shall have the meaning set forth in Section 4.15(b)(i).

    "Termination Fee" shall have the meaning set forth in Section 12.4 (b).

    "Third Party" shall have the meaning set forth in Section 6.4.

    "Trust" shall have the meaning set forth in Section 4.33.

    "WARN Act" shall have the meaning set forth in Section 4.17.

    "WTI" shall have the meaning set forth in the Introduction.

                                  ARTICLE XII
                                 MISCELLANEOUS

    SECTION 12.1 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

    if to Buyer or Merger Subsidiary, to:

       Big Flower Press Holdings, Inc.
       3 East 54th Street
       New York, New York 10022
       Facsimile: (212) 223-4074
       Attention: Associate General Counsel

       with a copy to:

       Skadden, Arps, Slate, Meagher & Flom
       919 Third Avenue
       New York, New York 10022
       Facsimile: (212) 735-2000
       Attention: Blaine V. Fogg, Esq.

    if to the Company, to:

       Scanforms, Inc.
       181 Rittenhouse Circle
       Keystone Park
       Bristol, Pennsylvania 19007
       Facsimile: (215) 785-1501
       Attention: Robert A. Samans
                 Chairman and President

       with a copy to:

       Wolf, Block, Schorr and Solis-Cohen
       S.E. Corner 15th and Chestnut Streets
       Philadelphia, Pennsylvania 19102-2678
       Facsimile: (215) 977-2334
       Attention: Mark K. Kessler, Esq.

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the telecopy number specified in this Section 12.1 and the appropriate facsimile confirmation is received or (ii) if given by any other means, when delivered at the address specified in this Section 12.1.

    SECTION 12.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time. All covenants and agreements contained herein which by their terms are to be performed in whole or in part subsequent to the Effective Time shall survive the Merger in accordance with their terms.

    SECTION 12.3 AMENDMENTS; NO WAIVERS. (a) Except as may otherwise be provided herein, any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Buyer and Merger Subsidiary or in the case of a waiver, by the party against whom the waiver is to be effective; PROVIDED that after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company or (ii) any of the terms or conditions of this Agreement if such alteration or change could adversely affect the holders of any shares of capital stock of the Company.

    (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

    SECTION 12.4 EXPENSES AND TERMINATION FEE. (a) All fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

    (b) Notwithstanding any other provision of this Agreement, in the event this Agreement is terminated pursuant to Section 10.1 (vi) or Section 10.1 (vii), the Company shall immediately pay Buyer, in same day funds, a cash termination fee of $750,000 (the "Termination Fee").

    (c) The cost of printing the Form S-4 Registration Statement and the Company Proxy Statement relating to the Merger shall be borne equally by the Company and Buyer.

    SECTION 12.5 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

    SECTION 12.6 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without regard to conflicts of laws.

    SECTION 12.7 SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

    SECTION 12.8 NO THIRD PARTY BENEFICIARIES. Except for Section 7.5 hereof, no provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

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

    SECTION 12.9 ENTIRE AGREEMENT. This Agreement, including any exhibits or schedules hereto and the Confidentiality Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements or undertaking with respect thereto, both written and oral.

    SECTION 12.10 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, all of which shall be an original, with the same effect as if considered one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          SCANFORMS, INC.

                                          By: _________/s/_JOEL R. JACKS________
                                              Name: Joel R. Jacks
                                              Title: Director

                                          BIG FLOWER PRESS HOLDINGS, INC.

                                          By: _______/s/_MARK A. ANGELSON_______
                                              Name: Mark A. Angelson
                                              Title: Executive Vice President

                                          SCANFORMS ACQUISITION CORP.

                                          By: _______/s/_MARK A. ANGELSON_______
                                              Name: Mark A. Angelson
                                              Title: Treasurer and Secretary

                                      46